Filed Pursuant to Rule 424(b)(3)
Registration No. 333-270970

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not an offer to buy securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED NOVEMBER 6, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED JULY 5, 2023

República Oriental del Uruguay US$ 5.750% USD Bonds due 2034

Pursuant to this prospectus supplement, the Republic of Uruguay (“Uruguay”) is offering US$                 5.750% USD Bonds due 2034 (the “Bonds”).

Maturity

The Bonds will mature on October 28, 2034. See “Description of the Bonds.”

Principal

Principal on the Bonds will be repaid in three nominally equal installments on October 28, 2032, October 28, 2033, and at maturity.

Interest

The Bonds will initially bear interest at a rate of 5.750% per year and, from the Interest Rate Step-Up/Step-Down Date (as defined below), at such rate adjusted upward or downward by up to 30 basis points depending on whether Uruguay satisfies or fails to satisfy certain sustainability performance targets. See “Description of the Bonds.” Interest on the Bonds will be payable in arrears on April 28 and October 28 of each year, commencing on April 28, 2024.

Bonds Optional Redemption

Uruguay may, at its option, redeem the Bonds, in whole or in part, before maturity on the terms described under “Description of the Bonds—Bonds Optional Redemption” in this prospectus supplement.

Fungibility

The Bonds will be a further issuance of, and will be consolidated, form a single series, and be fully fungible with Uruguay’s outstanding 5.750% USD Bonds due 2034 issued in an aggregate principal amount of US$1,499,975,998 on October 28, 2022. After giving effect to the offering, the total amount outstanding of Uruguay’s 5.750% USD Bonds due 2034 will be US$            .

Status

Direct, general, unconditional and unsubordinated foreign debt of Uruguay.

Issuance

The Bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”), the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) against payment on or about        , 2023.

Listing

Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made to the London Stock Exchange plc (the “London Stock Exchange”) for the Bonds to be admitted to trading on the London Stock Exchange’s International Securities Market (the “ISM”) and the London Stock Exchange’s Sustainable Bond Market (the “SBM”). No assurances can be given by Uruguay that such applications will be approved or that such listings will be maintained.

The Bonds contain collective action clauses with provisions regarding future modifications to the terms of debt securities issued under an indenture between Uruguay and The Bank of New York Mellon dated October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”). Under these provisions, which differ from the terms of Uruguay’s public foreign debt issued prior to October 27, 2015 and that are described beginning on page 10 of the accompanying prospectus dated July 5, 2023, Uruguay may amend the payment provisions of any series of debt securities (including the Bonds) and other reserve matters listed in the Indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 66 2/3 % of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Some of the Bonds will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

	Per Bond(1)		Total
Public Offering Price(2)		%	US$
Underwriting Discount		%	US$
Proceeds, before expenses, to Uruguay		%	US$

(1)	As a percentage of principal amount.
(2)

Plus accrued interest from October 28, 2023 to, but not including,                 , 2023, totaling US$                 per US$1,000 principal amount of Bonds, and any additional interest from                 , 2023 if settlement occurs after that date.

Investing in the Bonds involves risks. See “Risk Factors and Investment Considerations” beginning on page S-15 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Joint Book-running Managers

BNP PARIBAS	Goldman Sachs & Co. LLC	Scotiabank

The date of this prospectus supplement is                 , 2023.

Prospectus

INTRODUCTION

This prospectus supplements the Republic of Uruguay’s prospectus dated July 5, 2023, setting forth in general terms the conditions of the securities of the Republic of Uruguay issued under the Indenture under which the Bonds will be issued and should be read together with the Annual Report (as defined below), Amendment No. 1 to the Annual Report (as defined below), Amendment No. 2 to the Annual Report (as defined below), Amendment No. 4 to the Annual Report (as defined below) and any other amendments to the Annual Report.

The Bonds that Uruguay issues in the United States are being offered under Uruguay’s registration statement (file No. 333-270970), the most recent amendment of which was filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act on July 5, 2023 (the “Registration Statement”). The accompanying prospectus is part of the Registration Statement, which became effective on July 7, 2023. The accompanying prospectus provides you with a general description of the debt securities that Uruguay may offer. This prospectus supplement contains specific information about the terms of the Bonds and may add or change information provided in the accompanying prospectus. Consequently, you should read this prospectus supplement together with the accompanying prospectus, as each contains information regarding Uruguay, the Bonds and other matters. You can inspect these documents at the office of the SEC listed in this prospectus supplement under “General Information—Where You Can Find More Information.” Uruguay has not authorized anyone else to provide you with different information. Uruguay and the underwriters are offering the Bonds only in jurisdictions where it is lawful to do so.

Uruguay is furnishing this prospectus supplement and the prospectus solely for use by prospective investors in connection with their consideration of a purchase of the Bonds. Uruguay confirms that:

•	the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading;

•	it has not omitted other facts the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

The Bonds are offered for sale in the United States and other jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the Bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come and investors in the Bonds should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Accordingly, no Bonds may be offered or sold, directly or indirectly, and neither this prospectus supplement nor any offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations and the underwriters have represented that all offers and sales by them will be made on the same terms. Persons into whose possession this prospectus supplement comes are required by Uruguay and the underwriters to inform themselves about and to observe any such restriction. In particular, there are restrictions on the distribution of this prospectus supplement and the offer or sale of Bonds in Abu Dhabi, Argentina, Brazil, Canada, Chile, Dubai International Financial Centre, European Economic Area (“EEA”), Hong Kong, Japan, Peru, Switzerland, Singapore, Taiwan, the United Kingdom and Uruguay, see the section entitled “Underwriting.”

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Bonds. Accordingly, any person making or intending to make an offer in the EEA of Bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Bonds shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in the prospectus supplement.

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement has been prepared on the basis that the requirement under the Prospectus Regulation, as it forms part of United Kingdom (“UK”) domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000, as amended (the “FSMA”) to produce or publish a prospectus for offers of Bonds does not apply. This Prospectus Supplement does not constitute a prospectus for the purposes of the UK Prospectus Regulation and the FSMA.

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) an investor who is not a qualified investor as defined in Article 2 of the UK Prospectus Regulation.

Consequently, no key information document required by the PRIIPs Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”), for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement is for distribution only to persons who: (i) are outside the UK; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section

21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Accordingly, this prospectus supplement is not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

STABILIZATION

In connection with the offering of the Bonds, Goldman Sachs & Co. LLC (the “Stabilizing Manager”) (or persons acting on its behalf) may over-allot Bonds (provided that, in the case of any Bonds to be admitted to trading on the Euro MTF Market, ISM or SBM, the aggregate principal amount of Bonds allotted does not exceed 105 per cent. of the aggregate principal amount of the Bonds subject to the offering) or effect transactions with a view to supporting the market price of the Bonds during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on the date on which adequate public disclosure of the terms of the offer of the Bonds is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 calendar days after the date on which Uruguay received the proceeds of the issue of the Bonds and 60 calendar days after the date of allotment of the Bonds. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on its behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the Stabilizing Manager(s) (or persons acting on their behalf), on the Euro MTF Market of the Luxembourg Stock Exchange and/or on the ISM and SBM of the London Stock Exchange or on the over-the-counter market.

INCORPORATION BY REFERENCE

Documents Filed with the SEC

The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed with the SEC, are considered part of and are incorporated by reference in this prospectus supplement and any accompanying prospectus:

•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2022, filed with the SEC on June 15, 2023 (File No. 333-07128) (the “Annual Report”);

•	Amendment No. 1 on Form 18-K/A to the Annual Report, filed with the SEC on July 5, 2023 (File No. 333-07128) (“Amendment No. 1 to the Annual Report”);

•	Amendment No. 2 on Form 18-K/A to the Annual Report, filed with the SEC on July 10, 2023 (File No. 333-07128) (“Amendment No. 2 to the Annual Report ”);

•	Amendment No. 4 on Form 18-K/A to the Annual Report, filed with the SEC on November 6, 2023 (File No. 333-07128) (“Amendment No. 4 to the Annual Report”); and

•	each subsequent report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus supplement and prior to the closing date.

Any person receiving a copy of this prospectus supplement may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

República Oriental del Uruguay

c/o Ministry of Economy and Finance

Colonia 1089 – Third Floor

11.100 Montevideo

República Oriental del Uruguay

Fax No: +598-2-1712-2688

Tel. No: +598-2-1712-2785

Email: debtinfo@mef.gub.uy

Attention: Debt Management Unit

DATA DISSEMINATION

Uruguay is a subscribing member of the International Monetary Fund’s (“IMF”) Special Data Dissemination Standard or SDDS. See “Data Dissemination” in the accompanying prospectus. Precise dates or “no-later-than-dates” for the release of data by Uruguay under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board located at http://dsbb.imf.org. Neither the Republic nor the underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus supplement accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus supplement.

CERTAIN DEFINED TERMS AND CONVENTIONS

Currency of Presentation

Unless otherwise stated, Uruguay has converted historical amounts translated into U.S. dollars (“U.S. dollars,” “dollars” or “US$”) or pesos (“pesos,” “Uruguayan pesos” or “Ps.”) at historical annual average exchange rates. Translations of pesos to dollars have been made for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into dollars at any particular rate or at all.

ENFORCEMENT OF CIVIL LIABILITIES

A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:

(a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or

(b) if such judgment:

•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.

Pursuant to Section 52 of Law N° 17,930, as amended pursuant to Section 15 of Law N°19,535, the Executive Power may either use available operating or investment expenses to pay judgments rendered against Uruguay for amounts in excess of 75,000,000 of Indexed Units (approximately US$10.9 million as of October 31, 2023) even if the budget in effect at the time the judgment becomes enforceable does not include a specific expense allocation for that purpose or, alternatively, include a specific budgetary allocation in the budget submitted to Congress for the following fiscal year. Upon approval of the budget including such allocation, payment shall be made during the following year.

SUMMARY OF THE SOVEREIGN SUSTAINABILITY-LINKED BONDS AND RELATED FRAMEWORK

This summary highlights information contained elsewhere in this prospectus supplement and the SSLB Framework (as defined below). The SSLB Framework is not incorporated by reference herein. It is not complete and may not contain all the information that you should consider before investing in the Bonds. You should read this prospectus supplement carefully.

In September 2022, Uruguay adopted its Sovereign Sustainability-Linked Bonds framework (the “SSLB Framework”). The SSLB Framework has been developed to be aligned with best sustainable practices, including the International Capital Market Association’s Sustainability-Linked Bond Principles published in June 2020. See “Recent Developments—Environmental, Social & Governance Matters—Sovereign Sustainability-Linked Bonds Framework” in Amendment No. 1 to the Annual Report.

Uruguay’s SSLB Framework describes Uruguay’s sustainability strategy and policy priorities and sets out goals with respect to two key performance indicators (each a “KPI”): (i) one KPI relates to aggregate greenhouse gas (“GHG”) emissions intensity, expressed in carbon dioxide equivalent (“CO2eq”) per real GDP unit (“KPI-1”), and (ii) the other KPI relates to preservation of Uruguay’s native forest area (“KPI-2”).

In connection with the Bonds, Uruguay has determined two sustainability performance targets (“SPTs”) for each KPI.

•	The SPTs for KPI-1 are:

•	achieving a reduction of at least 50% in Aggregate Gross GHG Emissions (as defined herein), expressed in CO2eq per real GDP unit, by 2025 (the “Observation Year”) compared to 1990(“SPT-1.1”), and

•	achieving a reduction of more than 52% in Aggregate Gross GHG Emissions, expressed in CO2eq per real GDP unit by the Observation Year compared to 1990 (“SPT-1.2”).

•	The SPTs for KPI-2 are:

•	maintaining at least 100% of the Native Forest Area (as defined herein) covering Uruguay’s territory by the Observation Year compared to 2012 (“SPT-2.1”), and

•

achieving an increase of more than 3% in the Native Forest Area (i.e., the Native Forest Area covering Uruguay’s territory should be more than 103%) by the Observation Year compared to 2012 (“SPT-2.2”).

The SPTs are aligned with Uruguay’s nationally determined contributions (“NDC”) under the Paris Agreement. Based on the most recent information available as of the date of this prospectus supplement, (i) Aggregate Gross GHG Emission, per real GDP unit, had been reduced by 11% in 1994, 19% in 1998, 10% in 2002, 14% in 2006, 34% in 2010, 43% in 2014, 45% in 2017, 45% in 2018, 47% in 2019 and, based on preliminary data, by 44% in 2020, in each case, compared to 1990, and (ii) the Native Forest Area in 1980, 2004 and 2016 represented 70%, 88% and 98%, respectively, of the Native Forest Area in 2012.

The methodologies used to calculate the performance of KPI-1 will be consistent with the methodologies employed by Uruguay to report NDC progress data to the United Nations. KPI-1 aggregates the three main GHG (CO2, CH4 and N2O) and the main sectors contributing emissions for each GHG, as defined in Uruguay’s 2017 NDC. The data to measure the evolution of the Aggregate Gross GHG Emissions will be generated by a working group in charge of estimating, monitoring and reporting the National Green House Gases Inventory (the “NGHGI”), within the framework of Uruguay’s National Response System to Climate Change and Variability (the “SNRCC” and such working group, the “NGHGI Working Group”). The NGHGI Working Group will provide a point estimate calculation of the quantities of gross GHG emitted in Uruguay, following the international standard established by the Intergovernmental Panel on Climate Change (“IPCC”) in 2006 (the “2006 IPCC Guidelines”) or subsequent version or refinement of such guidelines as agreed by the Conference of the Parties serving as the meeting of the parties to the Paris Agreement (the “CMA”), as well as methods developed by Uruguay consistent with such guidance. Based on the generated data, the NGHGI Working Group will prepare a report annually (each such report, an “Annual Emissions Report”).

Regarding KPI-2, the data will be collected by the General Forestry Directorate of Uruguay’s Ministry of Livestock, Agriculture and Fisheries (the “GFD”), which will conduct a satellite-imaging mapping to provide a point estimate calculation of Uruguay’s Native Forest Area corresponding to the years 2021, 2025, 2029 and 2033. Such mapping will be based on the application of remote-sensing techniques, following the methodologies outlined in the 2006 IPCC Guidelines and the guidelines published in 2003 by the IPCC on good practice for land use, land-use change and forestry (the “2003 IPCC Good Practice Guidance”). For the years for which no satellite-mapping will be conducted, the GFD will provide an interim update on the actions, policies, regulations and/or changes in the normative framework destined to the promotion and conservation of the Native Forest. Based on the generated data and interim updates, the GFD will prepare a report annually (each such report, a “Native Forest Report”).

Following the preparation of the Annual Emissions Report and Native Forest Report, the Programming, Monitoring, Reporting and Verification group within the framework of Uruguay’s National Response System to Climate Change and Variability (the “pMRV Working Group”) will calculate (i) KPI-1 using the information in the Annual Emissions Report and real GDP data provided by the Ministry of Economy and Finance based on national accounts data published by the Central Bank of Uruguay and comparing it to the KPI-1 Baseline (as defined herein) (ii) and KPI-2 using the information in the most recent Native Forest Report and comparing to the KPI-2 Baseline (as defined herein), in each case, for the relevant year, and produce a report including such calculations, which will be rounded down or up to the nearest whole number (each such report, a “KPIs Report”).

In addition, the methodologies employed to prepare the Annual Emissions Reports, Native Forest Reports and KPIs Reports will be verified by the United Nations Development Program (the “UNDP”) based on information provided by Uruguay, as detailed below.

The UNDP’s verification process for KPI-1 is expected to be conducted annually, starting in 2023, and consist of (i) a technical review of the Annual Emissions Report following the methodology contained in the UNFCCC’s Guide for Peer Review of NGHGI, and (ii) a technical review of the KPIs Report, including the correct application of the calculation methodology for KPI-1. Since KPI-1 is an intensity metric, not only the numerator (i.e., the time series for aggregate gross GHG emissions), but also the denominator (i.e., the time series for real GDP) will be externally verified by comparing such real GDP data to the information provided by the Ministry of Economy and Finance based on national accounts data published by the Central Bank of Uruguay. The technical review of the Annual Emissions Report will report on (i) the adherence of such report to the 2006 IPCC Guidelines or any other subsequent version or refinement of such guidelines as agreed by the CMA, or any other method developed by Uruguay consistent with such guidance, (ii) the fulfillment of the fundamental requirements for the NGHGI, (iii) the quality of the Annual Emissions Report, analyzed through IPCC’s principles on transparency, accuracy, consistency, comparability and completeness (the “IPCC’s TACCC Principles”) incorporated into the IPCC’s good practice guidance published in 2000 and 2003 and in the 2006 IPCC Guidelines, and (iv) any revisions of historical values on GHG emissions arising from inventory adjustments, including additional sources and recalculations resulting from methodological improvements or updates.

The UNDP’s verification process for KPI-2 is expected to be conducted every four years, starting in 2023, and consist of (i) a technical review of the Native Forest Reports corresponding to the years 2021, 2025, 2029 and 2033 (i.e., the years for which the GFD will conduct a satellite-imaging mapping of Uruguay’s Native Forest Area), and (ii) a technical review of the KPIs Report, including the correct application of the calculation methodology for KPI-2. The technical review of the Native Forest Report will report on (i) its adherence to international best practice for estimation of forest area change over time, particularly on the application of remote-sensing techniques contained in the 2003 IPCC Good Practice Guidance and the 2006 IPCC Guidelines, (ii) adherence to the best practices of the Global Forest Observations Initiative (“GFOI”) methods and guidance, and (iii) the quality of the Native Forest Reports corresponding to the years 2021, 2025, 2029 and 2033, by analyzing its consistency with the IPCC’s TACCC Principles.

Pursuant to the SSLB Framework, Uruguay has committed to publish on the Ministry of Economy and Finance’s website, by May 31 of each year, a report summarizing the information contained in the most recent KPIs Report (each such report, an “SSLB Annual Report”), which will be prepared by an inter-ministerial working group (the “SSLB Working Group”). In particular, each SSLB Annual Report will contain a qualitative and/or quantitative explanation of the main factors behind the evolution of the KPIs during the year before the immediately prior year (i.e., there would be a lag of approximately one year and five months between the end of the observation year and the reporting date); provided, however, that with regards to KPI-2, only the SSLB Annual Report published on May 31, 2023 and the SSLB Annual Reports to be published by May 31, 2027, 2031 and 2035 will describe the evolution of such KPI, as such years correspond to the publication of information for the years 2021, 2025, 2029 and 2033, which are the years in which the GFD will conduct a satellite-imaging mapping of Uruguay’s Native Forest Area.

The result of the external verifications will be included in an annual report (each such report, an “External Verification Report”) to be published by UNDP at the time of each SSLB Annual Report, or by May 31 of the year following the subsequent year of the relevant observation year for the KPIs (i.e., there would be a lag of approximately one year and five months between the end of the observation year and the reporting date). In line with the above description, only the External Verification Report published on May 31, 2023 and the External Verification Reports to be published on May 31, 2027, 2031 and 2035 will include a verification of the process for calculating KPI-2.

Uruguay’s intention to publish annual, externally verified GHG data with a lag of approximately one year and five months from the end of the observation year enhances the current reporting and peer-reviewed verification process applicable to Uruguay as established under the requirements of the United Nations Framework Convention for Climate Change’s (“UNFCCC”), which require –for non-Annex 1 countries such as Uruguay– biannual reporting and generally involves a lag of 3.5 years between the end of the observation year and when the final verified data is reported.

On May 31, 2023, Uruguay published on the Ministry of Economy and Finance’s website an SSLB Annual Report summarizing the latest evolution of KPI-1 and KP-2. Such SSLB Annual Report provides detailed quantitative and qualitative information to allow investors and other stakeholders to track Uruguay’s progress towards its SPTs, monitor their level of ambition, and assess the Republic’s contribution to global climate efforts.

According to such SSLB Annual Report, by 2021, KPI-1 achieved a 41% reduction in the intensity of aggregate gross GHG emissions per real GDP unit, with respect to 1990 levels. Compared to 2019, the latest data available, KPI-1 retreated 7 percentage points (from a 48% reduction). This is explained by a 10.7% increase in aggregate gross GHG emissions between 2019 and 2021 and a cumulative contraction of 1.3% in real GDP over the same period. Regarding carbon emissions, the key drivers were a significant increase during 2021 in (i) exported electricity to the region, given the droughts experienced in Argentina and Brazil, that were sourced with fossil fuels (leading to higher carbon dioxide emissions) and (ii) the use of synthetic nitrogen fertilizers tied to the strong expansion in the cultivated crop area of wheat, rapeseed, barley, corn, and rice in the country (resulting in higher levels of nitrous oxide emissions). With regards to real GDP, growth in 2021 bounced back to 5.3%, but did not fully recover from the pandemic-induced contraction in 2020 (6.3%). As a result, real GDP in 2021 remained 1.3% below its 2019 pre-pandemic level. All factors considered, the most recent KPI-1 value is currently 9 percentage points short of SPT 1.1 set for 2025.

Further, KPI-2 reached a 100% maintenance of native forest area in 2021, with respect to 2012. Compared to 2016, the most recent cartography available, measured native forest area increased 11,832 ha. (approximately 1.4%). This was mostly explained by natural regeneration, increased coverage, and restoration plans. In particular, native forest cover in Uruguay has increased in areas with low agricultural pressure such as the highlands. Expanding the native forest area has helped protect water resources, reverse environmental degradation, and support biodiversity, while yielding benefits of greater carbon sequestration in the aboveground biomass as well as in forest soil carbon. All factors considered, the most recent KPI-2 value suggests that Uruguay is on track to reach the target outlined in SPT 2.1 by 2025. The time series and underlying data for both KPIs between 1990 and 2021, can be found in the “Open-Source Database” published in Uruguay’s SSLB website, which is not incorporated by reference herein.

In addition, on May 31, 2023, the UNDP published its External Verification Report on each KPI reported through 2021. The External Verification Report concludes that the reported values for KPI-1 and KPI-2 follow the 2006 IPCC Guidelines and the relevant provisions of the Methods and Guidance of the Global Forest Observations Initiative, respectively. Further, the External Verification Report also states that the data and information used by Uruguay comply with the quality principles in terms of transparency, accuracy, consistency, comparability, and completeness established by the IPCC.

No later than May 31, 2027, (i) Uruguay must publish the SSLB Annual Report corresponding to 2025 indicating whether Uruguay has satisfied SPT-1.1, SPT-1.2, SPT-2.1 and/or SPT-2.2 by the Observation Year, and (ii) Uruguay and UNDP must publish the External Verification Report verifying the methodologies employed to prepare the SSLB Annual Report, based on information received from Uruguay. If, for any reason, the performance of the relevant KPI or satisfaction of the SPTs cannot be calculated, reported, or verified in a satisfactory and timely manner by the Observation Year pursuant to the terms of the Bonds, a step-up in interest rate will apply as if the relevant SPTs had not been achieved.

Under the terms of the Bonds, Uruguay agrees to deliver, on or before the date that is 15 calendar days prior to October 28, 2027 (such 15th day, the “Notification Date”), an officer’s certificate (the “Notification Date Certificate”) to the trustee certifying that (i) the methodologies employed to prepare the Annual Emissions Report, Native Forest Report and KPIs Report summarized in the most recent SSLB Annual Report have been verified in the External Verification Report to be published by Uruguay and UNDP on or prior to May 31, 2027; and (ii) it has published, on or prior to May 31, 2027, an SSLB Annual Report confirming whether the SPTs have been satisfied or not.

From and including October 28, 2027, if Uruguay,

•	fails to deliver the Notification Date Certificate on or prior to the Notification Date, the interest rate payable on the Bonds will increase by 30 basis points;

•	delivers the Notification Date Certificate on or prior to the Notification Date and such certificate contains a certification that, pursuant to the information included in the SSLB Annual report:

•	SPT-1.1 has not been met, the interest rate payable on the Bonds will increase by 15 basis points;

•	SPT-2.1 has not been met, the interest rate payable on the Bonds will increase by 15 basis points;

•	SPT-1.2 has been met, the interest rate payable on the Bonds will decrease by 15 basis points; and/or

•	SPT-2.2 has been met, the interest rate payable on the Bonds will decrease by 15 basis points.

For the avoidance of doubt, (i) the magnitudes of the coupon step-up and step-down for each SPT will be the same, (ii) the effects of satisfying, or failing to satisfy, each SPT are independent of each other and (iii) no change in the Bonds’ interest rate will be triggered if Uruguay delivers the Notification Date Certificate to the trustee on or before the Notification Date and such certificate confirms that (x) Uruguay’s performance for each KPI falls on or in between the two targets outlined by each respective SPT, or (y) a coupon step up is triggered for one of the KPIs and a coupon step down is triggered for the other, such that they cancel each other out. See “Description of the Bonds—General Terms of the Bonds.”

The below chart exemplifies the possible variations (compared to the initial interest rate) on interest rate payable on the Bonds based on confirmations included in the abovementioned officer’s certificate (or Uruguay’s failure to deliver an officer’s certificate by the Notification Date):

KPI-1
		Less than a 50% reduction	Between 50% and 52% reduction	More than a 52% reduction
KPI-2	Less than 100%	+30 bps	+15 bps	No change
	Between 100% and 103%	+15 bps	No change	-15 bps
	More than 103%	No change	-15 bps	-30 bps

Notwithstanding anything to the contrary herein, UNDP does not assume any responsibility arising from or related to the impact that its review may have on the interest rate or any other terms and conditions of the Bonds.

Uruguay may (i) appoint a qualified provider, as determined by Uruguay in good faith, of third-party assurance or attestation services to review Uruguay’s statement of the KPI-1 and KPI-2, or (ii) substitute the External Verification Report (with regards to one or more SPTs) with a similar report produced by an independent entity or body, in each case, in the event that changes in the processes, entities, bodies or circumstances relating to such report make its production impossible or impracticable in whole or in part.

The contents of the SSLB Framework or, except as expressly set forth herein, the contents of any website referred to herein are not incorporated by reference herein and do not form part hereof.

SUMMARY OF THE OFFERING

The information below presents a summary of certain terms of the Bonds. This summary must be read as an introduction to this prospectus supplement and the accompanying prospectus and any decision to invest in the Bonds should be based on a consideration of this prospectus supplement and the accompanying prospectus as a whole, including the documents incorporated by reference. This summary does not contain all of the information that may be important to you as a potential investor in the Bonds. You should read the Indenture and the form of Bonds before making your investment decision. Uruguay filed the Indenture and will file the form of Bonds with the SEC and will also file copies of these documents at the offices of the trustee.

Issuer	The República Oriental del Uruguay.

Indenture	The Bonds are being issued under the Indenture.

Principal Amount	US$ .

Issue Price	% of the principal amount, plus accrued interest from October 28, 2023 to, but not including, , 2023, totaling US$ per US$1,000 principal amount of Bonds, and any additional interest from , 2023 if settlement occurs after that date.

Maturity Date	October 28, 2034.

Payment of Principal	Principal on the Bonds will be repaid in three nominally equal installments on October 28, 2032, October 28, 2033 and at maturity.

Initial Interest Rate	The Bonds will initially bear interest at the rate of 5.750% per year.

Subsequent Rate of Interest	Under the terms of the Bonds Uruguay agrees to deliver, on or before the date that is 15 calendar days prior to October 28, 2027 (such 15th day, the “Notification Date”), an officer’s certificate (the “Notification Date Certificate”) to the trustee certifying that (i) the methodologies employed to prepare the Annual Emissions Report, Native Forest Report and KPIs Report summarized in the most recent SSLB Annual Report have been verified in the External Verification Report to be published by Uruguay and UNDP on or prior to May 31, 2027; and (ii) it has published, on or prior to May 31, 2027, an SSLB Annual Report confirming whether the SPTs have been satisfied or not.

If Uruguay,

•  fails to deliver the Notification Date Certificate on or prior to the Notification Date, the interest rate payable on the Bonds will increase by 30 basis points;

•  delivers the Notification Date Certificate on or prior to the Notification Date and such certificate contains a certification that, pursuant to the information included in the SSLB Annual report:

•  SPT-1.1 has not been met, the interest rate payable on the Bonds will increase by 15 basis points;

•  SPT-2.1 has not been met, the interest rate payable on the Bonds will increase by 15 basis points;

•  SPT-1.2 has been met, the interest rate payable on the Bonds will decrease by 15 basis points; and/or

•  SPT-2.2 has been met, the interest rate payable on the Bonds will decrease by 15 basis points.

Any such increase or decrease will be applicable from and including the Interest Rate Step-Up/Down Date up to but excluding the maturity date.

For the avoidance of doubt, (i) the magnitudes of the coupon step-up and step-down for each SPT will be the same, (ii) the effects of satisfying, or failing to satisfy, each SPT are independent of each other and (iii) no change in the Bonds’ interest rate will be triggered if Uruguay delivers the Notification Date Certificate to the trustee on or before the Notification Date and such certificate confirms that (x) Uruguay’s performance for each KPI falls on or in between the two targets outlined by each respective SPT, or (y) a coupon step up is triggered for one of the KPIs and a coupon step down is triggered for the other, such that they cancel each other out.

The below chart exemplifies the possible variations (compared to the initial interest rate) on interest rate payable on the Bonds based on confirmations included in the abovementioned Notification Date Certificate (or Uruguay’s failure to deliver a Notification Date Certificate by the Notification Date):

KPI-1
		Less than a 50% reduction	Between 50% and 52% reduction	More than a 52% reduction
KPI-2	Less than 100%	+30 bps	+15 bps	No change
	Between 100% and 103%	+15 bps	No change	-15 bps
	More than 103%	No change	-15 bps	-30 bps

See “Description of the Bonds—General Terms of the Bonds” in this prospectus supplement.

Payment of Interest	Amounts due in respect of interest will be accrued and paid semi-annually in arrears on April 28 and October 28 of each year, commencing on April 28, 2024. Interest on the Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

Bonds Optional Redemption

The Bonds will be subject to redemption at the option of Uruguay before maturity. See “Description of the Bonds—Bonds Optional Redemption” in this prospectus supplement.

For purposes of optional redemption, interest will be calculated assuming the Bonds matured on the Par Call Date and taking into account the interest rate applicable on the Bonds on the redemption date; provided, however, that any optional redemption prior to the Interest Rate Step-Up/Down Date shall take into account the Applicable Interest Rate (as defined below). See “Description of the Bonds—General Terms of the Bonds” in this prospectus supplement.

Form and Settlement	Uruguay will issue the Bonds in the form of one or more fully registered global securities, without interest coupons. No Bonds will be issued in bearer form.

Denominations	Uruguay will issue the Bonds only in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof.

Withholding Tax and Additional Amounts	All payments by Uruguay in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Uruguay or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”) except as set forth in “Description of the Bonds—Additional Amounts.”

Use of Proceeds	The net proceeds to Uruguay from the sale of the Bonds will be approximately US$ , after deduction of the underwriting discount and of certain expenses payable by Uruguay estimated at US$ in the aggregate. Uruguay intends to use the net proceeds of the sale of the Bonds for general purposes of the government, including investments to advance environmental goals, among other investments.

Further Issues	Uruguay may from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, (b) in a “qualified reopening” of the debt securities; or (c) with no greater amount of original issue discount than the previously outstanding debt securities as of the date of the issue of such additional debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Governing Law and Jurisdiction	State of New York.

Settlement Date	, 2023.

Listing	Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made to the London Stock Exchange for the Bonds to be admitted to trading on its ISM and its SBM. The ISM is not a regulated market for the purposes of MiFID II or UK MiFIR. No assurances can be given by Uruguay that such applications will be approved or that such listings will be maintained.

Taxation	For a discussion of certain U.S. federal tax consequences associated with the Bonds, see “Taxation—United States Federal Income Tax Considerations” in this prospectus supplement and “Taxation” in the accompanying prospectus. For a discussion of Uruguayan tax consequences associated with the Bonds, see “Taxation—Uruguayan Income Tax Considerations” in this prospectus supplement and “Taxation” in the accompanying prospectus. You should consult your own tax advisors regarding the possible tax consequences under the laws of jurisdictions that apply to you and to your ownership and disposition of the Bonds.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York Mellon.

RISK FACTORS AND INVESTMENT CONSIDERATIONS

An investment in the Bonds involves a significant degree of risk. Investors are urged to read carefully the entirety of the accompanying prospectus together with this prospectus supplement and to note, in particular, the following considerations.

Risk Factors and Investment Considerations Relating to the Bonds

Enforcement of Civil Liabilities; Waiver of Sovereign Immunity.

Uruguay is a foreign sovereign state. Consequently, it may be difficult for you or the trustee to obtain or enforce judgments of courts in the United States or elsewhere against Uruguay. See “Description of the Securities—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment,” in the accompanying prospectus and “Enforcement of Civil Liabilities” in this prospectus supplement.

Market for the Bonds.

Uruguay has been advised by the underwriters that the underwriters may make a market in the Bonds but they are not obligated to do so and may discontinue market making at any time without notice. Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made to the London Stock Exchange for the Bonds to be admitted to trading on its ISM and its SBM. No assurance can be given as to the liquidity of the trading market for the Bonds or that a market for the Bonds will be maintained. The price at which the Bonds will trade in the secondary market is uncertain. Even if the Bonds are listed, there is no assurance that the listing will be maintained. Prevailing interest rates, exchange rates, economic conditions in Uruguay and general market conditions could affect the price of the Bonds. This could cause the Bonds to trade at prices that may be lower than their principal amount or their offering price.

The Bonds may not be a suitable investment for all investors seeking exposure to assets with sustainability characteristics.

Although the interest rate in respect of the Bonds is subject to upward or downward adjustment based on satisfaction of the SPTs, the Bonds may not satisfy an investor’s requirements or any future legal or quasi-legal standards for investment in assets with sustainability characteristics. The Bonds are not being marketed as green, social or sustainable bonds. Uruguay intends to use the net proceeds from the sale of the Bonds offered hereby as described under “Use of Proceeds” in this prospectus supplement and, therefore, Uruguay does not necessarily intend to allocate all of the net proceeds specifically to projects or business activities meeting environmental or sustainability criteria or be subject to any other limitations associated with green, social or sustainable bonds.

Although Uruguay intends to satisfy the SPTs, there can be no assurance of the extent to which Uruguay will be successful in doing so, in maintaining levels of such targets, or that any future investments or policies by Uruguay or others within Uruguay’s territory make, or actions that Uruguay takes, in furtherance of these targets will meet investor expectations or any binding or non-binding legal standards regarding sustainability performance, whether by any present or future applicable law or regulations or by any investor’s own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact.

Adverse environmental, regulatory, political or social impacts may occur during the design, construction and operation of any investments that Uruguay or others within Uruguay’s territory make in furtherance of the SPTs, or such investments may become controversial or criticized by activist groups or other stakeholders. Additionally, technology relating to greenhouse emissions and native forest conservation will change over time, which could make prior investments made in furtherance of the SPTs obsolete, redundant or require further investments to adapt to such new technology. It will not be an event of default under the Bonds nor will Uruguay be required to repurchase or redeem the Bonds if Uruguay fails to satisfy one or more of the SPTs. In addition, for the avoidance of doubt, a downward adjustment based on satisfaction of the SPTs and the subsequent reduction in interest rate would not trigger an event of default under the terms of the Bonds and any holder of Bonds will automatically be deemed to have irrevocably waived its right to claim or receive the initial interest rate, and will not have any rights against Uruguay or the trustee with respect to, any such downward interest rate adjustment.

The external review of data in connection with the calculation of KPI-1 and KPI-2 will be performed by existing supranational teams or bodies, which may cease to exist, change or be replaced in the future, outside of Uruguay’s control. Even though the terms of the Bonds will allow Uruguay to (i) appoint a qualified provider, as determined by Uruguay in good faith, of third-party assurance or attestation services to review Uruguay’s statement of the KPI-1 and KPI-2, or (ii) substitute the External Verification Report with similar reports produced by any independent entities or bodies, in each case, in the event that changes in the processes, entities, bodies or circumstances relating to such reports make their production impossible or impracticable, no assurance can be given that Uruguay will be able to effect such appointment or substitution.

No assurance or representation is given by Uruguay, UNDP or any underwriter as to the suitability or reliability for any purpose whatsoever of any opinion or similar validation of any third party (whether or not solicited by Uruguay) that may be made available in connection with Uruguay’s SSLB Framework or the Bonds to fulfill any green, social, sustainability, sustainability-linked and/or other criteria. For the avoidance of doubt, any such opinion or similar validation is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement. Any such opinion or similar validation is not, nor should be deemed to be, a recommendation by Uruguay, UNDP or any underwriter, or any other person to buy, sell or hold the Bonds. Any such opinion or similar validation is only current as of the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or similar validation and/or the information contained therein and/or the provider of such opinion or similar validation for the purpose of any investment in the Bonds. As of the date of this prospectus supplement, the providers of such opinions or similar validations are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion, similar validation or any additional opinion or statement that Uruguay is not complying in whole or in part with any matters for which such opinion may have a material adverse effect on the value of the Bonds and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose. Bondholders have no recourse against us, UNDP, any of the underwriters or the provider of any such opinion, similar validation or any additional opinion or statement for the contents of any such opinion, similar validation or any additional opinion or statement, which is only current as at the date it was initially issued.

Interest rate on the Bonds may be adjusted downward on the Interest Rate Step-Up/Down Date.

The interest rate on the Bonds will initially be 5.750% per annum. However, the interest rate may be adjusted downward on the Interest Rate Step-Up/Down Date such that from such date and until the final maturity of the Bonds, the interest rate on the Bonds may be less than the initial interest rate, which would adversely affect the amount of any interest payments you receive under the Bonds. Furthermore, such downward adjustment based on satisfaction of the SPTs and the subsequent reduction in interest rate would not trigger an event of default under the terms of the Bonds. Any holder of Bonds will automatically be deemed to have irrevocably waived its right to claim or receive the initial interest rate and will not have any rights against Uruguay or the trustee with respect to, any such downward interest rate adjustment.

Risk Factors and Investment Considerations Relating to Uruguay

Uruguay remains vulnerable to regional and global shocks, which could arise from significant economic difficulties in its major trading partners (particularly Argentina, Brazil and China) or by more general “contagion” effects, including those precipitated by geopolitical conflicts such as the Russia-Ukraine conflict, or the Israel-Hamas conflict. Such trade and financial external shocks and “contagion” effects could have a material adverse effect on Uruguay’s economic growth and funding conditions faced by the government in international capital markets.

Weak, flat or negative economic growth of any of Uruguay’s major trading partners, such as Brazil, Argentina and China has in the past, and could in the future, materially affect Uruguay’s exports to those markets and, in turn, adversely affect economic growth.

Uruguay’s economy may also be affected by conditions (including trade and Central Bank policies) in developed economies, which are significant trading partners of Uruguay or have influence over world economic cycles. For example, if interest rates increase significantly in developed economies, including the United States and Europe, Uruguay and its developing economy trading partners, such as Brazil and Argentina, could find it more difficult and expensive to borrow capital and refinance existing debt, which could adversely affect economic growth in those countries. Additionally, decreased growth on the part of Uruguay’s trading partners could have a material adverse effect on the markets for Uruguay’s exports and, in turn, adversely affect economic growth.

Furthermore, the Russia-Ukraine conflict has contributed to the upward pressure to global prices for certain commodities, including oil of which Uruguay is a net importer, and affected conditions in the international capital markets. While the full extent of the impact of the conflict remains to be seen as of the date of this prospectus supplement, the effects of the conflict could materially affect the performance of the Uruguayan economy, and, as a result, negatively affect Uruguay’s ability to raise funding in the external debt markets in the future and its ability to perform its obligations under the Bonds.

Uruguay’s economy may be affected by “contagion” effects, as international investors’ reactions to events occurring in one developing country sometimes appear to follow a cascading pattern, in which an entire region or investment class is disfavored by international investors.

Domestic factors could lead to a reduced growth and decrease of foreign investment in Uruguay

Adverse domestic factors, such as domestic inflation, high domestic interest rates, exchange rate volatility and political uncertainty could lead to lower growth in Uruguay, declines in foreign direct and portfolio investment and potentially lower international reserves. In addition, any of these factors may adversely affect the liquidity of, and trading markets for, Uruguay’s bonds.

There can be no assurances that Uruguay’s credit ratings will improve or remain stable, or that they will not be downgraded, suspended or cancelled by the rating agencies.

Uruguay’s long-term foreign-currency debt is currently rated investment grade with a stable outlook by the three leading rating agencies.

Ratings address the creditworthiness of Uruguay and the likelihood of timely payment of Uruguay’s long-term bonds. Uruguay’s credit ratings may not improve and they may adversely affect the trading price of Uruguay’s debt securities (including the Bonds), which could potentially affect Uruguay’s cost of funds in the international capital markets and the liquidity of and demand for Uruguay’s debt securities.

The outbreak of pandemics, such as the pandemic caused by the coronavirus, could have an adverse effect on the Uruguayan economy.

The long-term effects on the global economy and the Uruguayan economy of pandemics and other public health crises, such as COVID-19, are difficult to assess or predict, and may include risks to citizens’ health and safety, as well as reduced economic activity. COVID-19 has had and may continue to have a significant adverse effect on the world economy, which could, in turn, negatively affect Uruguay’s economy.

In addition, the COVID-19 pandemic resulted in the past, and any future pandemic or other health crisis may result in the future, in increased public sector expenditures, including but not limited to, expenditures to mitigate the deterioration of living conditions of the population. Additional public sector expenditures could in turn result in the incurrence of additional debt or deployment of sovereign fund savings or other financial assets in material amounts. We cannot predict the evolution of any epidemics and other public health crises in the world or Uruguay, nor any related restrictions that may be imposed as a result.

For further information see “The Economy—2020-2021: Impact of the Covid-19 Pandemic” in the Annual Report.

USE OF PROCEEDS

The net proceeds to Uruguay from the sale of the Bonds will be approximately US$                , after deduction of the underwriting discount and of certain expenses payable by Uruguay estimated at US$                 in the aggregate. Uruguay intends to use the net proceeds of the sale of the Bonds for general purposes of the government, including investments to advance environmental goals, among other investments.

RECENT DEVELOPMENTS

The information in this section supplements the information about Uruguay corresponding to the headings below that are contained in Exhibit 99.D to the Annual Report, as amended. To the extent that the information included in this section differs from the information set forth in the Annual Report, as amended, you should rely on the information in this section.

REPÚBLICA ORIENTAL DEL URUGUAY

Constitution, Government and Political Parties

On November 1, 2023, Uruguay’s Minister of Foreign Affairs, Mr. Francisco Bustillo, presented his resignation in the context of media reports relating to an investigation by Uruguay’s Attorney’s General Office (Fiscalía General de la Nación) in connection with the issuance of a passport to a Uruguayan citizen detained in Dubai, who allegedly is a drug trafficker. In the same context, on November 4, 2023, Uruguay’s Minister and Vice Minister of Internal Affairs, Mr. Luis Alberto Heber and Mr. Guillermo Maciel, respectively, presented their resignations. Uruguay’s President, Mr. Luis Lacalle Pou, while underscoring that the passport was issued pursuant to Uruguayan law, accepted the aforementioned resignations and announced cabinet replacements, including Mr. Omar Paganini as Minister of Foreign Affairs and Mr. Nicolás Martinelli as Minister of Internal Affairs. The aforementioned investigation has not been concluded and no formal decision or ruling has been issued as of the date hereof.

Foreign Policy, International Agreements and Membership in Regional Organizations

In July 2023, Mercosur approved a new regime modernizing and making more flexible the rules that products must comply with to be considered as “originated” from a Mercosur country, and therefore to be granted access to tariff preferences within the Mercosur block.

In June 2019, Uruguay entered into a double taxation agreement with Brazil, which came into force in July 2023.

ENVIRONMENTAL, SOCIAL & GOVERNANCE MATERS

Environmental Matters

On August 23, 2023, the Uruguayan government enacted Decree No. 253/023 to declare the termination of the water emergency in Montevideo and the metropolitan region, which had been implemented in response to the severe drought affecting the country since the last quarter of 2022. See “The Economy—2022: Continued Recovery and Growth—Impact of the Drought on the Economy” in the Annual Report.

Sovereign Sustainable Finance

On October 9, 2023, the Uruguayan government and the World Bank reached an agreement on the terms of a sovereign sustainability-linked loan for US$350 million. The loan provides for a reduction (“step-down”) in the interest rate if Uruguay overperforms on verifiable climate objectives tied to the reduction in the intensity of methane emissions in beef production, based on the country`s commitments under the Paris Agreement. This could result in a reduction of up to US$12.5 million in the amount of interest to be paid over the life of the loan. The agreement is expected to be submitted for approval by the Board of Directors of the World Bank on or about November 21, 2023.

THE ECONOMY

Role of the State in the Economy

Large-scale Foreign Direct Investments, Public-Private Partnerships for Infrastructure Development

In June 2023, as part of the Open Uruguay Round, ANCAP awarded Challenger Energy Group (CEG) the exploration license for the OFF-3 offshore block in the Uruguayan territorial sea. The license will allow CEG to explore the area for four years, without the obligation to drill. In order to proceed with the signing of the contracts and for CEG to start the committed investment related to the proposed exploration activities, ANCAP must submit its decision to grant such license for the Executive Power’s approval.

GROSS DOMESTIC PRODUCT AND STRUCTURE OF THE ECONOMY

In the eight-month period ended August 31, 2023, manufacturing industry output (excluding refinery activities) increased 3.2% compared to the same period in 2022. Additionally, in September 2023, gross tax revenue collection decreased 2.2% in real terms compared to the same month in 2022.

On November 1, 2023, the Central Bank began publishing the Monthly Economic Activity Indicator (IMAE). The IMAE is a synthetic indicator that summarizes the activity of the different branches of the economy in a given month, measured at constant 2016 prices. Its year-on-year variation provides a measure of the evolution of Uruguay’s economic activity in the short term. The calculation of the IMAE is based on multiple supply indicators that are weighted by the share of economic activities within GDP. The IMAE is published on the last business day of each month, with a lag of 60 days.

In August 2023, the IMAE presented an increase of 0.2% compared to August 2022 and 1.2% in seasonally adjusted terms compared to July 2023.

The following table sets forth information regarding GDP and expenditures in the six-month period ended June 30, 2023, compared to the same period in 2022.

Change in GDP by Expenditure(1)

(volume variation from previous year)

January-June 2022/2023
Government and Non-Profit Institutions Serving Households (“NPISH”) consumption	(1.0)%
Private consumption	4.2%
Gross fixed investment	(2.3)%
Exports of goods and services	3.0%
Imports of goods and services	10.3%
Total GDP	(0.5)%

(1)	Preliminary data.

Source: Banco Central.

Principal Sectors of the Economy

The following table sets forth information regarding GDP and expenditures in the second quarter of 2023, compared to the second quarter of 2022.

Change in GDP by Sector(1)

(volume variation from previous year)

January-June 2022/2023
Primary activities (2)	(18.4)%
Manufacturing	(0.2)%
Electricity, gas and water	(6.3)%
Construction	(2.3)%
Commerce, restaurants and hotels	1.6%
Transportation, storage, information and communications	4.9%
Financial Services	0.9%
Professional activities and leasing	3.3%
Public administration activities	(0.4)%
Health, education, real estate and other services	1.2%

Total GDP	(0.5)%

(1)	Preliminary data.
(2)	Data includes agriculture, livestock, fishing and mining.

Source: Banco Central.

Uruguay’s real GDP decreased 0.5% in the six-month period ended June 30, 2023, compared to the same period in 2022. This decrease in real GDP was mainly driven by decreases in the primary activities, manufacturing and electricity, gas and water sectors, which have been affected by a severe drought and lower regional and global demand. See “The Economy—2022: Continued Recovery and Growth—Impact of the Drought on the Economy.”

Primary activities contracted by 18.4% in the six-month period ended June 30, 2023 compared to the same period in 2022, mainly driven by decreases in the agricultural sector, mainly due to low yields in the summer crop harvest as a result of the drought, and in the livestock sector, mainly due to a reduction of production in beef cattle caused by a drop in slaughtering.

The manufacturing sector contracted by 0.2% during this period, mainly due to a reduction in food production, particularly in the refrigeration industry. This decrease was partially offset by an expansion in the pulp manufacturing activities.

The electricity, gas and water sector contracted by 6.3% in the six-month period ended June 30, 2023 compared to the same period in 2022, mainly due to decreases in electric power generation exports, particularly hydroelectric generation due to the impact of the drought, and an increase in energy imports, mainly from Brazil.

The construction sector contracted by 2.3% in the six-month period ended June 30, 2023 compared to the same period in 2022, mainly due to a decrease in buildings and a reduction in investments for the construction of a third pulp mill and lower investments in the central railroad. This decrease was partially offset by an increase in road works and energy lines.

The commerce, restaurants and hotel sectors grew by 1.6% in the six-month period ended June 30, 2023 compared to the same period in 2022, mainly driven by an increase in household and non-resident tourist demand for restaurant and hotel services.

The transportation, storage, information, and communications sector grew by 4.9% in the six-month period ended June 30, 2023 compared to the same period in 2022, mainly driven by greater production of information and communications services due to higher external demand and a growth in data services production.

The financial services sector grew by 0.9% in the six-month period ended June 30, 2023 compared to the same period in 2023, driven by an expansion of the financial market, mainly due to an increase in the total amount of credit granted to the public.

The professional activities and leasing sector grew by 3.3% in the six-month period ended June 30, 2023 compared to the same period in 2022, mainly driven by growth in administrative activities and support services.

The health, education, real estate and other services sector grew by 1.2% in the six-month period ended June 30, 2023 compared to the same period in 2022, mainly due to an increase in real estate activities as a result of larger inbound tourism and an increase in the production of recreational and leisure activities. Health services recorded a contraction resulting from the decrease in the number of COVID-19 tests carried out in laboratories.

Employment, Labor and Wages

Employment

According to estimates by the National Statistics Institute, the employment rate stood at 58.5% in September 2023 compared to 56.7% in September 2022 and the unemployment rate stood at 8.3% in September 2023, compared to 7.9% in September 2022.

In September 2023, the number of health insurance beneficiaries stood at 51,934, compared to 49,055 in September 2022. In September 2023, the number of unemployment insurance beneficiaries, including partial insurance, stood at 40,839, compared to 48,460 in September 2022.

Wages

For the 12-month period ended September 30, 2023, average real wages increased by 2.9% compared to a 1.2% decrease for the 12-month period ended September 30, 2022.

FOREIGN MERCHANDISE TRADE

Merchandise exports for the 12-month period ended September 30, 2023 totaled US$9,017 million, compared to US$11,687 million for the 12-month period ended September 30, 2022. Merchandise imports totaled US$11,917 million for the 12-month period ended September 30, 2023, compared to US$11,710 million for the 12-month period ended September 30, 2022.

Merchandise trade for the 12-month period ended September 30, 2023, recorded a deficit of US$2,899 million, compared to a deficit of US$24 million for the 12-month period ended September 30, 2022.

FOREIGN TRADE ON SERVICES

In the nine-month period ended September 30, 2023, revenues from gross tourism receipts accounted for US$1,324 million and the number of tourist arrivals amounted to 2,769,734, mainly composed of international tourist arrivals of Uruguayans living abroad and Argentine tourists.

BALANCE OF PAYMENTS

Current Account

In the 12-month period ended June 30, 2023, Uruguay’s current account recorded a deficit of US$2.8 billion, compared to a deficit of US$1.9 billion in the 12-month period ended June 30, 2022. The decrease in the current account balance was mainly attributable to a lower surplus in the trade balance of goods, which was partially offset by an increase in the trade balance of services.

Capital Account

In the 12-month period ended June 30, 2023, Uruguay’s capital account recorded a surplus of US$0.2 million, compared to a deficit of US$13 million in the 12-month period ended June 30, 2022.

Financial Account

In the 12-month period ended June 30, 2023, Uruguay’s financial account recorded a net borrowing (inflows) with the rest of the world of US$2.6 million, compared to a US$759 million net borrowing in the 12-month period ended June 30, 2022. In the 12-month period ended June 30, 2023, FDI inflows amounted to 4.8 billion (6.4% of GDP), compared to 1.7 billion inflows (of 2.6% of GDP) in the same period in 2022. Banco Central’s reserve assets decreased US$772 million in the 12-month period ended June 30, 2023, compared to a US$856 million decrease in the 12-month period ended June 30, 2022.

Errors and Omissions

In the 12-month period ended June 30, 2023, errors and omissions recorded a positive value of US$181 million compared to US$1.2 billion in the 12-month period ended June 30, 2022.

International Reserves

As of September 30, 2023, Banco Central’s international reserve assets totaled US$15.0 billion (of which gold represented US$6 million). This amount includes US$6.8 billion of reserves and voluntary deposits of the financial sector, including US$3.3 billion of public banks, with Banco Central.

MONETARY POLICY AND INFLATION

Monetary Policy

On October 5, 2023, the Central Bank decreased the Monetary Policy Rate by 50 bps to 9.5%.

Inflation

The following tables show changes in consumer prices (CPI) and wholesale prices (WPI) for the period indicated.

Changes in CPI and WPI

(% change from previous year at period end)

CPI
For the twelve months ended October 31, 2023	4.30%

Source: National Institute of Statistics.

WPI
For the twelve months ended October 31, 2023	(5.64)%

Source: National Institute of Statistics.

The main drivers of the monthly variation of the CPI came from increases in food and non-alcoholic beverages, housing, healthcare services and transportation.

The weighted average annual interest rate for 91 to 180-day term deposits in U.S. dollars in the banking system was 3.0% and 0.3% in August 2023 and August 2022, respectively. The weighted average annual interest rate for 91 to 180-day term deposits in pesos in the banking system was 8.5% and 7.6% in August 2023 and August 2022, respectively.

The following tables show the value in pesos of the UI as of October 31, 2023.

UI
Value in pesos as of October 31, 2023	Ps. 5.8146

Source: National Institute of Statistics.

The following table shows the value in pesos of the UP as of October 31, 2023.

UP
Value in pesos as of October 31, 2023	Ps. 1.52096

Source: National Institute of Statistics.

Foreign Exchange Market

The following table shows the high, low, average and period-end peso/U.S. dollar exchange rates for the period indicated.

Exchange Rates (1)

(pesos per US$)

	High	Low	Average	Period-End
For the 12 months ended October 31, 2023	41.288	37.408	38.988	39.974

(1)	Daily interbank end-of-day bid rates.

Source: Banco Central.

PUBLIC SECTOR FINANCES

In the 12-month period ended September 30, 2023, Uruguay’s overall public sector deficit represented approximately 4.2% of GDP, compared to an overall public sector deficit of 2.3% of GDP in the 12-month period ended September 30, 2022. Excluding the net effect of the public social security trust fund (created from changes to Uruguay’s social security system under the “Cincuentones Law”), Uruguay’s overall public sector deficit stood at 4.3% of GDP (based on preliminary data), compared to 2.6% of GDP in the 12-month period ended September 30, 2022. See “Fiscal Policy—Social Security” in the Annual Report.

In the 12-month period ended September 30, 2023, Uruguay’s central government-BPS deficit represented approximately 3.9% of GDP (based on preliminary data), compared to a deficit of 2.2% of GDP in the 12-month period ended September 30, 2022. Excluding this net effect, Uruguay’s central government-BPS deficit stood at 4.0% of GDP in the 12-month period ended September 3, 2023 (based on preliminary data), compared to a deficit of 2.5% of GDP in the 12-month period ended September 30, 2022.

PUBLIC SECTOR DEBT

Central Government Debt and Flow of Funds

The following table sets forth information regarding gross debt, financial assets and net debt of the central government outstanding as of June 30, 2023.

Central Government Debt

(in millions of US$, except as otherwise indicated)

	As of June 30, 2023(1)
Gross Debt	US$	43,501
As a % of GDP		57.4%
Of which
(% in foreign currency)		45.0%
(% in local currency)		55.0%
Of which
Nominal		6.8%
CPI-linked		31.2%
Wage-linked		17.0%
Financial Assets		2,194
Net Debt	US$	41,307
As a % of GDP		54.5%

(1)	Preliminary data

Source: Ministry of Economy and Finance.

As of June 30, 2023, 45.0% of the government’s gross debt was denominated in foreign currencies and 55.0% in local currencies, compared to 47.1% and 52.9%, respectively, as of June 30, 2022.

As of June 30, 2023, the central government’s projected debt service obligations (principal payments and interest expenses) for the following 12 months stood at approximately US$4.4 billion.

Central Government Financing Needs and Funding Sources

(in millions of US$)

	2023(1)		Budgeted for 2024(1)
Financing Needs	US$	5,287	US$	4,454
Primary Deficit(2)		590		243
Interest Payments(3)		1,935		2,048
Amortizations of Bonds and Loans(4)		2,685		2,140
Accumulation of Financial Assets		78		23
Funding Sources		5,287		4,454
Loan Disbursements from Multilaterals and Financials Institutions		450		350
Total Issuance of Market Debt(5)		4,682		3,995
Others (net)(6)		155		110

(1)	Preliminary data, subject to revision by end-November 2023, at the time of the publication of the quarterly Sovereign Debt Report. The sum of the components may differ from the totals due to rounding.
(2)	Excludes extraordinary transfers to the Social Security Trust Fund.
(3)	Includes interest payments to the Social Security Trust Fund and the SiGa Trust on its holdings of central government.
(4)	For 2023, includes the obligations coming due on a contractual basis and bonds repurchased and early redeemed through August 2023.
(5)	Includes bonds issued domestically and in international markets.
(6)	Includes exchange rate and market price valuation effects.

Source: Ministry of Economy and Finance.

In July 2023, Uruguay completed an international issuance of Ps.48.0 billion (approximately US$ 1.3 billion) 9.75% Peso Nominal Global Bond due 2033, and liability management transactions. The cash proceeds from the offer were used for general purposes of the government, including financial investment and the refinancing, repurchase or retiring of domestic and external indebtedness.

Between January 1 and September 30, the central government disbursed loans in foreign currency granted by multilateral banks in an aggregate amount of U.S.$387.9 million

Liquid Assets and Available Credit Lines

(in millions of US$)

	As of June 30, 2023(1)
Total Financial Assets	US$	2,194
Of which
Liquid Assets		906
Credit Lines with multilateral organizations		1,414

(1)	Preliminary data.

Source: Ministry of Economy and Finance.

Total Public Sector Debt

The gross public sector debt (which includes direct debt of the central government as well as Banco Central bills and debt of public enterprises and local governments), totaled US$51.7 billion as of June 30, 2023, compared to US$45.6 billion as of June 30, 2022.

As of June 30, 2023, 42.0% of the total gross public sector debt was denominated in foreign currencies and 58.0% in Uruguayan pesos, compared to 45.3% and 54.7%, respectively, as of June 30, 2022.

Public Sector External Debt

The following table sets forth the total public sector external debt, net of international reserve assets and certain other external assets of Banco Central, as of June 30, 2023.

Total Public Sector External Debt, Net of International Reserve Assets

(in millions of US$)

	As of June 30, 2023(1)
Total gross public sector external debt	US$	22,978
Less external assets:
Non-financial public sector		269
Banco Central(2)		16,289
Of which:
Banco Central international reserve assets(3)		15,100
Other assets		1,189
Total public sector external debt, net of assets	US$	6,420

(1)	Preliminary data.
(2)	Totals may differ due to rounding.
(3)	Gold valued at London market priced as of June 30, 2023.

Source: Banco Central.

DESCRIPTION OF THE BONDS

Uruguay is issuing the Bonds under the Indenture. The information contained in this section and in the accompanying prospectus summarizes some of the terms of the Bonds and the Indenture. You should read the information set forth below together with the section “Description of the Securities” in the accompanying prospectus, which summarizes the general terms of the Bonds and the Indenture. You should read the Indenture and the form of Bonds before making your investment decision. Uruguay has filed the form of Indenture and will file the form of the Bonds with the SEC and will also file copies of these documents at the offices of the trustee.

The accompanying prospectus sets forth the general terms of the Bonds. This prospectus supplement describes the terms of the Bonds in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

The Bonds will:

•

be represented by one or more global securities in fully registered form only, without coupons, as more fully described under “Registration and Book-Entry System” below only in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof;

•	be available in certificated form only under certain limited circumstances;

•	constitute direct, general, unconditional and unsubordinated foreign debt of Uruguay;

•

rank without any preference among themselves and equally with all other unsubordinated foreign debt of Uruguay. It is understood that this provision will not be construed so as to require Uruguay to make payments under the Bonds ratably with payments being made under any other foreign debt. For this purpose, “foreign debt” means obligations of or guaranteed (whether by contract, statute or otherwise) by Uruguay for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay;

•	be issued in an aggregate principal amount of US$ , and after giving effect to the offering, the total amount outstanding of Uruguay’s 5.750% Bonds due 2034 will be US$ ,

•	mature on October 28, 2034;

•	pay principal in three nominally equal installments on October 28, 2032, October 28, 2033 and at maturity;

•	will be redeemable at the option of Uruguay before maturity (see “—Bonds Optional Redemption”);

•	pay all amounts due in respect of principal or interest in U.S. dollars; and

•

contain “collective action clauses” under which Uruguay may amend certain key terms of the Bonds, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the Bonds.

Interest on the Bonds will:

•	accrue at a rate of 5.750% per year, subject to the paragraph immediately below, commencing on October 28, 2023 and ending on the maturity date;

•

be payable semi-annually in arrears on April 28 and October 28 of each year, commencing on April 28, 2024, to persons in whose names the Bonds in the form of global securities are registered at the close of business on April 27 and October 27, as the case may be, preceding each payment date;

•	be calculated on the basis of a 360 day year of twelve 30 day months;

Notwithstanding the foregoing, under the terms of the Bonds Uruguay agrees to deliver, on or before the date that is 15 calendar days prior to October 28, 2027 (such 15th day, the “Notification Date”), an officer’s certificate (the “Notification Date Certificate”) to the trustee certifying that (i) the methodologies employed to prepare the Annual Emissions Report, Native Forest Report and KPIs Report summarized in the most recent SSLB Annual Report have been verified in the External Verification Report to be published by Uruguay and UNDP on or prior to May 31, 2027; and (ii) it has published, on or prior to May 31, 2027, an SSLB Annual Report confirming whether the SPTs have been satisfied or not.

From and including October 28, 2027, if Uruguay,

•	fails to deliver the Notification Date Certificate on or prior to the Notification Date, the interest rate payable on the Bonds will increase by 30 basis points;

•	delivers the Notification Date Certificate on or prior to the Notification Date and such certificate contains a certification that, pursuant to the information included in the SSLB Annual report:

•	SPT-1.1 has not been met, the interest rate payable on the Bonds will increase by 15 basis points;

•	SPT-2.1 has not been met, the interest rate payable on the Bonds will increase by 15 basis points;

•	SPT-1.2 has been met, the interest rate payable on the Bonds will decrease by 15 basis points; and/or

•	SPT-2.2 has been met, the interest rate payable on the Bonds will decrease by 15 basis points.

Any such increase or decrease will be applicable from and including the Interest Rate Step-Up/Down Date up to but excluding the maturity date.

For the avoidance of doubt, (i) the magnitudes of the coupon step-up and step-down for each SPT will be the same, (ii) the effects of satisfying, or failing to satisfy, each SPT are independent of each other and (iii) no change in the Bonds’ interest rate will be triggered if Uruguay delivers the Notification Date Certificate to the trustee on or prior to the Notification Date and such certificate confirms that (x) Uruguay’s performance for each KPI falls on or in between the two targets outlined by each respective SPT, or (y) a coupon step up is triggered for one of the KPIs and a coupon step down is triggered for the other, such that they cancel each other out.

The Notification Date Certificate shall set forth the interest rate that shall be payable on the Bonds from and after the Interest Rate Step-Up/Down Date and up to but excluding the maturity date.

The below chart exemplifies the possible variations (compared to the initial interest rate) on interest rate payable on the Bonds based on confirmations included in the abovementioned Notification Date Certificate (or Uruguay’s failure to deliver a Notification Date Certificate by the Notification Date):

KPI-1
		Less than a 50% reduction	Between 50% and 52% reduction	More than a 52% reduction
KPI-2	Less than 100%	+30 bps	+15 bps	No change
	Between 100% and 103%	+15 bps	No change	-15 bps
	More than 103%	No change	-15 bps	-30 bps

For the avoidance of doubt, any GDP, Aggregate Gross GHG Emissions or Native Forest information published after the date of publication of the SSLB Annual Report and External Verification Report to be published on or prior to May 31, 2027, including any revision of such information for prior years due to a change in methodology or otherwise, will have no effect on the interest rate or any of the other terms and conditions of the Bonds.

The trustee will have no obligation to calculate or verify the calculation of the interest rate payable on the Bonds. In no event shall the trustee be charged with knowledge of or monitoring whether any target has been met or making any determination as to whether or not the interest rate is subject to adjustment based on information included or referenced in any Notification Date Certificate. With respect to the rate at which the Bonds will bear interest, the trustee shall be fully protected in conclusively relying upon the Notification Date Certificate delivered to the trustee by Uruguay on or prior to the Notification Date, which sets out the adjusted interest rate for the Bonds; provided, however, that if Uruguay does not deliver the Notification Date Certificate to the trustee on or prior to the Notification Date, the trustee shall conclusively assume that the interest rate payable on the Bonds will increase, and the interest rate payable on the Bonds shall automatically increase, by 30 basis points to a rate of                % per annum from and including the Interest Rate Step-Up/Down Date up to but excluding the maturity date; and without any action by any person.

Certain definitions:

“Aggregate Gross GHG Emissions” means aggregate GHG emissions intensity covering the Uruguayan territory and including the three main GHG emissions (i.e., CO2, methane and nitrous oxide), measured in CO2eq units, from sectors included in Uruguay’s 2017 NDC (i.e., energy (including transport), agriculture (including cattle raising), waste, and industrial processes and product use (excluding land use, land-use change and forestry)).

“Annual Emissions Reports” means such reports to be prepared annually by NGHGI measuring the evolution of the Aggregate Gross GHG Emissions that are considered to calculate KPI-1.

“External Verification Reports” means such reports to be published annually by UNDP verifying the methodologies employed to prepare the most recent Annual Emissions Report, Native Forest Report and KPIs Report. Notwithstanding the foregoing, Uruguay may substitute UNDP with any other independent entity or body in the event that changes in the processes, entities, bodies or circumstances relating to the preparation of the External Verification Report make its production impossible or impracticable in whole or in part.

“Interest Rate Step-Up/Down Date” means October 28, 2027.

“KPI-1” means the reduction in Aggregate Gross GHG Emissions in CO2eq per real GDP unit based on real GDP with respect to the KPI-1 Baseline.

“KPI-1 Baseline” means the Aggregate Gross GHG Emissions per real GDP unit as of 1990, as estimated by Uruguay and verified for consistency in the calculation methodology by UNDP.

“KPI-2” means the percentage of maintenance of Native Forest Area, with respect to the KPI-2 Baseline.

“KPI-2 Baseline” means 849,960 hectares of Native Forest Area as of 2012, as estimated by Uruguay and verified for consistency in the calculation methodology by UNDP.

“Native Forest” means plant associations in which native trees of any size, exploited or not, predominate, and which are in a position to produce wood or other forest products or to exert some influence on soil conservation, on the hydrological regime or on the climate, or that provide shelter or other benefits of national interest, which have a minimum surface area of 0.25 hectares and a tree crown cover (canopy cover) of at least 30% of the area.

“Native Forest Area” means the area of Native Forests in Uruguay in the year in which the area is estimated.

“Native Forest Reports” means such reports to be prepared annually by DGF containing (i) for the years 2021, 2025, 2029 and 2033, the evolution of KPI-2 during such years and (ii) for every other interim year, an update on the actions, policies, regulations and/or changes in the normative framework destined to the promotion and conservation of the Native Forest.

“Notification Date” means the date that is fifteen (15) calendar days prior to the Interest Rate Step-Up/Down Date.

“Observation Year” means 2025.

“SPT-1.1” means achieving a reduction of at least 50% in Aggregate Gross GHG Emissions, expressed in CO2eq per GDP unit, based on real GDP as of the Observation Year compared to the KPI-1 Baseline.

“SPT-1.2” means achieving a reduction of more than 52% in Aggregate Gross GHG Emissions, expressed in CO2eq per GDP unit, based on real GDP, as of the Observation Year compared to the KPI-1 Baseline.

“SPT-2.1” means maintaining at least 100% of the native forest area covering Uruguay’s territory as of the Observation Year compared to the KPI-2 Baseline.

“SPT-2.2” means achieving an increase of more than 3% in the native forest area covering Uruguay’s territory by the Observation Year compared to the KPI-2 Baseline (i.e., 103% of the Native Forest Area in 2012).

“SPTs” means each of the SPT-1.1, SPT-1.2, SPT-2.1 and SPT-2.2 events.

“SSLB Annual Reports” means such reports to be prepared and published annually by the SSLB Working Group, summarizing the information contained in the most recent Annual Emissions Report, Native Forest Report and KPIs Report.

“SSLB Framework” means the Sovereign Sustainability-Linked Bond Framework adopted by Uruguay in September 2022.

For purposes of all payments of interest, principal or other amounts contemplated herein, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in the City of New York (or in the city where the relevant paying or transfer agent is located).

Bonds Optional Redemption

Prior to July 28, 2034 (three months prior to the maturity date of the Bonds) (the “Par Call Date”), Uruguay may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places and calculated by Uruguay) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed discounted to the redemption date (assuming the Bonds matured on the Par Call Date and taking into account the interest rate applicable on the Bonds on the redemption date; provided, however, that any optional redemption prior to the Interest Rate Step-Up/Down Date shall take into account the Applicable Interest Rate) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                basis points less (b) interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, Uruguay may redeem the Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Applicable Interest Rate” shall mean for any redemption by Uruguay:

(a)

prior to and excluding the date of publication of the SSLB Annual Report, the following rates (x) 5.750% per annum for all interest periods prior to the Interest Rate Step-Up/Down Date and (y) 5.750% plus 30 bps per annum for all interest periods commencing on and following the Interest Rate Step-Up/Down Date until the Par Call Date; and

(b)

from and including the date of publication of the SSLB Annual Report until and excluding the Interest Rate Step-Up/Down Date, the following rates (x) 5.750% per annum until the date immediately prior to the Interest Rate Step-Up/Down Date and (y) the applicable interest rate per annum that would have resulted pursuant to the terms of this prospectus supplement from Uruguay’s meeting or failing to meet the SPTs (based on the information included in the SSLB Annual Report and as verified in the applicable External Verification Report), for all interest periods commencing on and following the Interest Rate Step-Up/Down Date until the Par Call Date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Uruguay in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Uruguay after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, Uruguay shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period (the “Remaining Life”) from the redemption date to the date that reflects the remaining weighted average life of the Bonds (assuming the last amortization payment on the Bonds is made on the Par Call Date) (the “WAL Date”) ; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the WAL Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, Uruguay shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the WAL Date, as applicable. If there is no United States Treasury security maturing on the WAL Date but there are two or more United States Treasury securities with a maturity date equally distant from the WAL Date, one with a maturity date preceding the WAL Date and one with a maturity date following the WAL Date, Uruguay shall select the United States Treasury security with a maturity date preceding the WAL Date. If there are two or more United States Treasury securities maturing on the WAL Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Uruguay shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this and the preceding paragraphs, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Uruguay’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be given as described under “—Notices” at least 10 days but not more than 60 days before the redemption date to each holder of Bonds to be redeemed. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and Uruguay will not be obligated to redeem the Bonds.

In the event that fewer than all of the Bonds are to be redeemed at any time, selection of Bonds for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Bonds are listed or if such securities exchange has no requirement governing redemption or the Bonds are not then listed on a securities exchange, by lot (or, in the case of Bonds issued in global form, based on the applicable procedures of DTC). If Bonds are redeemed in part, the remaining outstanding amount of any Bond must be at least equal to US$1.00 and be an integral multiple of US$1.00.

Unless Uruguay defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Bonds called for redemption.

Payment of Principal and Interest

If any date for an interest or principal payment on a Bond is not a Business Day, Uruguay will make the payment on the next Business Day. No interest on the Bonds will accrue as a result of any such delay in payment.

If any money that Uruguay pays to the trustee or to any paying agent to make payments on any Bonds is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay upon Uruguay’s written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Uruguay will hold the unclaimed money in trust for the relevant holders until four years from the date on which the payment first became due.

Global Bonds

Payments of principal, interest and additional amounts, if any, in respect of the Bonds will be made to DTC or its nominee, as the registered holder of those global securities. Uruguay expects that the holders will be paid in accordance with the procedures of DTC and its participants. Neither Uruguay nor the trustee, which will act as Uruguay’s principal paying agent, shall have any responsibility or liability for any aspect of the records of, or payments made by, DTC or its nominee, or any failure on the part of DTC in making payments to holders of the Bonds from the funds it receives.

Certificated Bonds

Uruguay will arrange for payments to be made on any Bonds in certificated form to the person in whose name the certificated Bonds are registered, by wire transfer or by check mailed to the holder’s registered address.

Additional Amounts

All payments by Uruguay in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Uruguay, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), Uruguay will pay such additional amounts (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Bonds in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

•

imposed by reason of a holder or beneficial owner of a Bond having some present or former connection with Uruguay other than merely being a holder or beneficial owner of the Bond or receiving payments of any nature on the Bond or enforcing its rights in respect of the Bond;

•

imposed by reason of the failure of a holder or beneficial owner of a Bond, or any other person through which the holder or beneficial owner holds a Bond, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with Uruguay, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that Uruguay or Uruguay’s agent has provided the holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction; or

•

imposed by reason of a holder or beneficial owner of a Bond, or any other person through which the holder or beneficial owner holds a Bond, having presented the Bond for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the Bond for payment on the last date of such 30-day period.

As used in this paragraph, “relevant date” in respect of any Bond means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the indenture.

No additional amounts will be payable in respect of any security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Uruguay will pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the Bonds. Uruguay will also indemnify the holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of Uruguay under the Bonds following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus supplement to principal of or interest on the debt securities will include any additional amounts payable by Uruguay in respect of such principal or interest.

Further Issues of Bonds

Uruguay may from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities; (b) in a “qualified reopening” of the debt securities; or (c) with no greater amount of original issue discount than the previously outstanding debt securities as of the date of the issue of such additional debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Paying Agents and Transfer Agent

So long as any Bonds remain outstanding, Uruguay will maintain a paying agent, a transfer agent, a registrar in New York City. Uruguay will give prompt notice to all holders of securities of any future appointment or any resignation or removal of any paying agent, transfer agent or registrar or of any change by any paying agent, transfer agent or registrar in any of its specified offices.

Notices

Uruguay will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. Uruguay will consider any mailed notice to have been given five business days after it has been sent. Uruguay will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

In addition, Uruguay will publish notices to holders of the Bonds by means of press releases published in an international news service.

So long as a clearing system, or its nominee or common custodian, is the registered holder of a Bond represented by a global security or securities, each person owning a beneficial interest in a global security must rely on the procedures of that clearing system to receive notices provided to it. Each person owning a beneficial interest in a global security who is not a participant in a clearing system must rely on the procedures of the participant through which the person owns its interest in the global security to receive notices provided to the clearing system.

Consent to Service

The Bonds will provide that Uruguay will appoint and maintain at all times as its process agent Cogency Global Inc., with an office on the date of this prospectus supplement at 122 East 42nd Street, 18th Floor, New York, New York 10168, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the Bonds or the Indenture in a New York state or federal court sitting in New York City, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. See “Description of the Notes—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment.”

Registration and Book-Entry System

Global Bonds

The Bonds will be represented by interests in one or more permanent global securities in definitive fully registered form, without interest coupons attached, which will be registered in the name of a nominee for DTC and which will be deposited on or before the settlement date with a custodian for DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent the holders’ beneficial interests in the global security. These financial institutions will record the ownership and transfer of the holders’ beneficial interests through book-entry accounts, eliminating the need for physical movement of securities.

If holders wish to hold securities through the DTC system, holders must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. Euroclear and Clearstream participate in DTC through their New York depositaries. Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants.

If holders so choose, holders may hold their beneficial interests in the global security through Euroclear or Clearstream, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global security in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

In sum, holders may elect to hold their beneficial interests in a global bond:

•	in the United States, through DTC;

•	outside the United States, through Euroclear or Clearstream,; or

•	through organizations that participate in such systems.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global securities through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the Indenture or the Bonds. The ability of Euroclear or Clearstream to take actions as a holder under the Bonds or the Indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Owners of a beneficial interest in the global securities will generally not be considered holders of any Bonds under the Indenture for the Bonds.

The laws of some jurisdictions require that certain persons take physical delivery of securities in certificated form. Consequently, a holders’ ability to transfer beneficial interests in a global security may be limited.

Certificated Securities

Uruguay will issue securities in certificated form in exchange for interests in a global security only if:

•

the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary and Uruguay does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the Bonds represented by global securities; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the Bonds and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

Any Certificated Security issued under these circumstances shall be in registered form.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee in New York City as specified in the Indenture, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of a premium or interest on the securities.

CLEARANCE AND SETTLEMENT

The information in this section concerning DTC, Euroclear and Clearstream, and their book-entry systems has been obtained from sources Uruguay believes to be reliable. These systems could change their rules and procedures at any time, and Uruguay takes no responsibility for their actions. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of its obligations under its rules and procedures, or for the performance by direct or indirect participants of its obligations under the rules and procedures of the clearing systems.

Arrangements have been made with each of DTC, Euroclear and Clearstream to facilitate initial issuance of the Bonds. Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold the Bonds through DTC and investors who hold or will hold the Bonds through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

The Clearing Systems

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Persons who have accounts with DTC (“DTC Participants”) include the Joint Bookrunners, the U.S. depositaries, the fiscal agent, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers of ownership or other interests in Bonds in DTC may be made only through DTC participants. In addition, beneficial holders of Bonds in DTC will receive all distributions of principal of and interest on the Bonds from the trustee through such DTC participant.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”) under contract with EuroClear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), BNP Paribas Securities Corp., Goldman Sachs & Co. LLC and Scotia Capital (USA) Inc., securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which are referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Bonds held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the depositary for Euroclear.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary.

Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including the Joint Bookrunners, other securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to Bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream.

Initial Settlement

Upon the issuance of the Bonds, DTC or its custodian will credit on its internal system the respective principal amounts of the individual beneficial interests represented by the Bonds to the accounts of DTC participants. Ownership of beneficial interests in the Bonds will be limited to persons who have accounts with DTC Participants, including the respective depositaries for Euroclear and Clearstream or indirect DTC Participants. Ownership of beneficial interests in the Bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of DTC Participants, and the records of DTC Participants, with respect to interests of indirect DTC Participants.

Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers’ securities accounts for Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important for holders to establish at the time of a secondary market trade the location of both the purchaser’s and holder’s accounts to ensure that settlement can be on the desired value date. Although DTC, Euroclear and Clearstream have agreed to the following procedures in order to facilitate transfers of interests in the Bonds among participants of Euroclear, Clearstream and DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Uruguay nor any paying agent or the registrar will have any responsibility for the performance by Euroclear, Clearstream or DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading Between DTC Accountholders

Secondary market trading of Bonds represented by the book-entry security between DTC accountholders will trade in DTC’s settlement system and will therefore settle in same-day funds.

Trading Between Euroclear and/or Clearstream Participants

Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream, or Euroclear Purchaser

When interests in the Bonds are to be transferred from the account of a DTC accountholder to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depositary to receive the beneficial interest against payment. Payment will include interest accrued on the beneficial interest in the Bonds from and including the last interest payment date to and excluding the settlement date. Payment will then be made by the depositary to the DTC participant through which the seller holds its Bonds, which will make payment to the seller, and the Bonds will be credited to the depositary’s account. After settlement has been completed, Euroclear or Clearstream will credit the interest in the Bonds to the account of the participant through which the purchaser is acting. This interest in the Bonds will appear the next day, European time, after the settlement date, but will be back-valued to and the interest of the applicable Bonds will accrue from the value date, which will be the preceding day when settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will be valued instead as of the actual settlement date.

A participant in Euroclear or Clearstream, acting for the account of a purchaser of Bonds, will need to make funds available to Euroclear or Clearstream in order to pay for the Bonds on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

As an alternative, if Clearstream or Euroclear has extended a line of credit to a Clearstream or Euroclear participant, the participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing interests in the Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the beneficial interests in such Bonds were credited to their accounts. However, interest on the book-entry security would accrue from the value date. Therefore, in many cases the investment income on the beneficial interest in the Bonds earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC accountholders can employ their usual procedures for transferring Bonds to the respective depositaries of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to DTC accountholders, a cross-market sale transaction will settle no differently from a trade between two DTC accountholders.

Finally, day traders that use Clearstream or Euroclear to purchase interests in the Bonds from DTC accountholders for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures,

•

borrowing the interests in the United States from a DTC accountholder no later than one day prior to settlement, which would give the interests sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade, or

•

staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC accountholder is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Trading Between Euroclear or Clearstream Seller and DTC Purchaser

When book-entry securities are to be transferred from a Euroclear or Clearstream seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream through a participant, at least one business day prior to settlement. Clearstream or Euroclear will instruct its depositary to credit the interest in the Bonds to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. Payment will include interest accrued on the beneficial interest in the Bonds from and including the last interest payment date to and excluding the settlement date. The payment will then be credited to the account of the Clearstream participant or Euroclear participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date the receipt of the cash proceeds and securities debit would instead be valued as of the actual settlement date.

TAXATION

The following discussion summarizes certain Uruguayan and United States federal income tax considerations that may be relevant to you if you acquire the Bonds. This summary is based on laws and regulations in effect as of the date of this prospectus supplement, which may change. Any change could affect the continued validity of this summary. This discussion supplements, and to the extent that it differs, replaces the “Taxation” section contained in the accompanying prospectus. This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding Bonds, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Uruguayan Income Tax Considerations

The following discussion summarizes certain aspects of Uruguayan income taxation that may be relevant to you if you are a Non-Resident Holder of Bonds. For the purposes of this summary, you are a “Non-Resident Holder” if you are a holder of Bonds who is an individual that is a non-resident of Uruguay or a legal entity that is not organized in Uruguay. This summary may also be relevant to you if you are a Non-Resident Holder of Bonds in connection with the holding and disposition of the Bonds. The summary is based on Uruguayan laws, rules and regulations now in effect, all of which may change. This summary is not intended to constitute a complete analysis of the income tax consequences under Uruguayan law of the receipt, ownership or disposition of the Bonds, in each case if you are a non-resident of Uruguay, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Uruguay.

Under Uruguayan law, as currently in effect, if you are a Non-Resident Holder of Bonds and you do not, maintain a permanent establishment in Uruguay, interest and principal payments on the Bonds will not be subject to Uruguayan income or withholding tax. If you are a Non-Resident Holder and you obtain capital gains resulting from any trades of Bonds effected between or in respect of accounts maintained by or on behalf of you, you will not be subject to Uruguayan income or other Uruguayan taxes where you have no connection with Uruguay other than as a holder of an interest in Bonds nor a permanent establishment. If you are a Non-Resident Holder and you do not maintain a permanent establishment in Uruguay, payments of interest and principal on Bonds to you, and any gain realized upon the disposition of Bonds by you, will not be subject to Uruguayan taxes. Furthermore, if you are a Non-Resident Holder who maintains a permanent establishment in Uruguay, the tax exemptions above mentioned, may also be applicable.

United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that may be relevant to you if you are a U.S. holder (as defined in the “Taxation” section contained in the accompanying prospectus). This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of Bonds that purchase the Bonds at their initial offering price and hold the Bonds as capital assets. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Bonds as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities or arrangements taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. holders engaged in a trade or business in Uruguay or who maintain a permanent establishment in Uruguay, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign, U.S. federal estate, gift or other tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding Bonds under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

Contingent Payment Debt Instrument. In certain circumstances, Uruguay is required to make payments on the Bonds other than stated principal and interest. For example, Uruguay may be required to pay greater than 100% of the principal amount of the Bonds in the event of an optional redemption, as described above in “Description of the Bonds—Bonds Optional Redemption.” Additionally, on or before the Notification Date, the interest rate payable on the Bonds may increase or decrease depending on Uruguay’s satisfaction of the SPTs (see “Description of the Bonds”). These potential payments and interest rate changes may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” Under these U.S. Treasury regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument, if, as of the issue date, such contingencies in the aggregate are considered “remote” or “incidental” or if certain other standards are satisfied. Although not free from doubt, Uruguay intends to take the position that the possibility that the payments and interest changes discussed above may change should not cause the Bonds to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Uruguay’s determination generally is binding on you unless you disclose your contrary position in the manner required by the applicable U.S. Treasury regulations. Uruguay’s determination is not, however, binding on the Internal Revenue Service (the “IRS”). It is possible that the IRS may take a different position from that described above, in which case, if such position is sustained, the timing and amount of income included and the character of the income recognized with respect to the Bonds may be materially and adversely different from the consequences discussed herein. The remainder of this discussion assumes that the Bonds will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Bonds.

Qualified Reopening. It is expected that the Bonds offered by this prospectus supplement (the “additional Bonds”) will be issued pursuant to a “qualified reopening” of the Bonds issued on October 28, 2022 (the “original Bonds”) for United States federal income tax purposes. In such case, the additional Bonds will be deemed to have the same issue date and the same issue price as the original Bonds, and will be fungible with the original Bonds for U.S. federal income tax purposes. The remainder of this discussion assumes that the additional Bonds will be issued pursuant to a qualified reopening of the original Bonds for U.S. federal income tax purposes.

Pre-issuance Accrued Interest. The initial offering price for the additional Bonds will include amounts attributable to unpaid stated interest accrued from April 28, 2023 through the closing date of this offering, which Uruguay calls “pre-issuance accrued interest.” For U.S. federal income tax purposes, Uruguay intends to treat the additional Bonds as having been purchased for a price that does not include any pre-issuance accrued interest. Accordingly, the portion of the first stated interest payment equal to the pre-issuance accrued interest should be treated as a nontaxable return of such pre-issuance accrued interest and should not be taxable as interest on the additional Bonds.

Payments of Interest. Subject to the discussion below regarding bond premium, payments of interest (including additional amounts, if any, but other than any pre-issuance accrued interest excluded from the purchase price of the Bonds, as discussed above) generally will be taxable to you as ordinary interest income at the time that such payments are accrued or are received in accordance with your method of tax accounting.

Bond Premium. If you purchase a Bond at a price (excluding pre-issuance accrued interest, which will be excluded from income) greater than its stated principal amount, you will be considered to have purchased the Bond at a premium, and may elect to amortize such premium as an offset to interest income, using a constant-yield method, over the remaining term of the Bond. If you elect to amortize such premium, you must reduce your tax basis in the Bonds by the amount of the premium amortized during your holding period. Such election, once made, generally applies to all debt instruments held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Payments of Principal and Sale or Retirement. If the initial offering price of the Bonds is less than their stated principal amount, you generally must include this discount in income at the time principal payments on the Bonds are made. The includible amount with respect to each principal payment on a Bond will generally be equal to the product of (i) the total discount on the Bond and (ii) a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Bond. Any amount of discount includible in income will generally be treated as an amount received in retirement of the Bond (as described below).

Upon the sale, exchange, retirement or other disposition of the Bonds, you generally will recognize gain or loss equal to the difference between the amount realized on the transaction (less any amount attributable to accrued but unpaid interest, which will be taxable as such) and your tax basis in the Bond. Your tax basis in a Bond generally will be equal to the amount that you paid for the Bond, increased by any market discount that you previously included in income with respect to the Bonds and reduced by any amortized premium (as described above) and by any pre-issuance accrued interest received by you with respect to the first interest payment on the Bond (as described above) likely increased by any de minimis OID previously included in income with respect to the Bond and reduced by any previous payments of principal on the Bond. Any gain or loss recognized on a taxable disposition of a Bond will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a Bond, you have held the Bond for more than one year, the gain or loss will be long-term capital gain or loss. Otherwise, the gain or loss will be short-term capital gain or loss. Long-term capital gains realized by a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Payments in respect of the Bonds that are paid within the United States or through certain U.S.-related financial intermediaries are generally subject to information reporting, unless you are an exempt recipient that establishes your exemption when required. Such payments to you if you are a non-exempt recipient may also be subject to backup withholding, unless you provide an accurate taxpayer identification number and certify that you have not lost your exemption from backup withholding. Non-U.S. holders (as defined in the “Taxation” section contained in the accompanying prospectus) are generally exempt from backup withholding, but may have to comply with certification procedures to prove their entitlement to this exemption. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Specified Foreign Financial Assets. If you own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 at the end of the taxable year, or $75,000 at any time during the taxable year, you may be required to file an information statement along with your tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include Bonds issued in certificated form) that are held for investment and are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information, you could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part.

Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Bonds, including the application of the rules to their particular circumstances.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated as of                 , 2023, BNP Paribas Securities Corp., Goldman Sachs & Co. LLC and Scotia Capital (USA) Inc. have severally agreed to purchase, and Uruguay has agreed to sell to the underwriters, US$                aggregate principal amount of the Bonds.

The underwriters have advised Uruguay that they propose to initially offer the Bonds to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase, and Uruguay has agreed to sell to that underwriter, the principal amount of Bonds set forth opposite the underwriter’s name.

Underwriters	Principal Amount
BNP Paribas Securities Corp.	US$
Goldman Sachs & Co. LLC	US$
Scotia Capital (USA) Inc.	US$

Total	US$

The underwriters are offering the Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the Bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the Bonds if they purchase any of the Bonds. The underwriters may offer and sell the Bonds through certain of their affiliates. Some of the Bonds will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

Uruguay has agreed to indemnify the underwriters and their controlling persons against certain liabilities, in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The following table indicates the underwriting discount that Uruguay is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Bonds):

Paid by Uruguay
Per Bond		%

Uruguay estimates that its total expenses for this offering will be approximately US$                .

In connection with the offering, the underwriters may purchase and sell Bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Bonds in excess of the principal amount of Bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Bonds made for the purpose of preventing or retarding a decline in the market price of the Bonds while the offering is in progress.

Stabilizing transactions may also cause the price of the Bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. Any stabilization may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Bonds is made and, if begun, may be ended at any time, but must end no later than the earlier of 30 calendar days after the issue date of the Bonds and 60 calendar days after the date of the allotment of the Bonds.

Neither Uruguay nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Bonds. In addition, neither Uruguay nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

Delivery of the Bonds is expected on or about                 , 2023, which will be the                business day following the date of pricing of the Bonds. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Bonds prior to two business days before delivery may be required, by virtue of the fact that the Bonds initially will settle in T+                , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds prior to two business days before delivery should consult their own advisor.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Uruguay. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Bonds. Accordingly, any person making or intending to make an offer in the EEA of Bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Bonds shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Uruguay that it and any person on whose behalf it acquires Bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has been prepared on the basis that the requirement under the Prospectus Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000, as amended (the “FSMA”) to produce or publish a prospectus for offers of Bonds does not apply. This prospectus supplement does not constitute a prospectus for the purposes of the UK Prospectus Regulation and the FSMA.

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of the UK Prospectus Regulation; (ii) a customer within the meaning of the provisions of the FSMA) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of the UK Prospectus Regulation or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the UK PRIIPs Regulation, for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any Bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Uruguay that it and any person on whose behalf it acquires Bonds is not a “retail investor” (as defined above).

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with these UK MiFIR Product Governance Rules.

This prospectus supplement has not been approved by an authorized person for the purposes of section 21 of the FSMA. This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order; (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Accordingly, this prospectus supplement is not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each dealer has represented and agreed, and each subsequent dealer appointed under this prospectus supplement will be required to represent and agree, severally and not jointly that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Bonds in, from or otherwise involving the UK.

Notice to Prospective Investors in Switzerland

The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Bonds, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR“)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

This offer document is an Exempt Offer in accordance with the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The Bonds to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of this Exempt Offer document you should consult an authorised financial advisor.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Market Rules of the Dubai Financial Services Authority (“DFSA”). The prospectus supplement is intended for distribution only to persons of a type specified in the Market Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Bonds to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of the prospectus supplement you should consult an authorized financial advisor.

This document is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The Bonds are not being offered or sold, in Hong Kong, by means of the prospectus supplement or and any other documents or materials relating to the Offers other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public for the purposes of the Securities and Futures Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance. Neither the Republic nor the underwriters has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. This prospectus supplement and the accompanying prospectus or any other document or material in connection with the Offers may not be circulated or distributed in such a manner to cause such Bonds to be made the subject of an invitation for subscription or purchase whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’

rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Bonds under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA, or Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Bonds are “prescribed capital markets products” (as defined in the Securities and Futures Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The offer of the Bonds has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Bonds may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Bonds in Taiwan.

Notice to Prospective Investors in Canada

The Bonds may be sold only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be in made accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Chile

Pursuant to Chilean Capital Markets Act and Norma de Carácter General (“General Rule”) No. 336, dated June 27, 2012, issued by the Chilean Financial Market Commission (“CMF”), the existing bonds may be privately offered in Chile to certain “qualified investors” identified as such by CMF General Rule No. 336 (which in turn are further described in CMF General Rule No. 216, dated June 12, 2008, and in CMF General Rule No. 410, dated July 27, 2016). General Rule No. 336 requires the following information to be provided to prospective investors in Chile:

1. Date of commencement of the offer:                , 2023. The offer of the Bonds is subject to General Rule No. 336, dated June 27, 2012, issued by the CMF;

2. The subject matter of this offer are securities not registered with the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF, and as such are not subject to the oversight of the CMF;

3. Since the Bonds are not registered in Chile there is no obligation by Uruguay to make publicly available information about the Bonds in Chile; and

4. The Bonds shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the CMF.

Notice to Prospective Investors in Peru

The Bonds and the information contained in this prospectus supplement has not been, and will not be, registered with or approved by the Superintendency of the Securities Market (Superintendencia del Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the Bonds cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru.

Notice to Prospective Investors in Argentina

The Bonds have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. The Bonds may not be publicly distributed in Argentina. Neither the Issuer nor the underwriters will solicit the public in Argentina in connection with this prospectus supplement.

Notice to Prospective Investors in Brazil

The Bonds have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Bonds in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the Bonds, may not be delivered in Brazil.

Notice to Prospective Investors in Uruguay

The Bonds are exempt from all registration requirements in Uruguay pursuant to Section 3 of Law N° 18.627.

Other

The underwriters have agreed that they have not offered, sold or delivered, and they will not offer, sell or deliver, any of the Bonds, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the Bonds, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on Uruguay except as set forth in the underwriting agreement.

Neither Uruguay nor the underwriters have represented that the Bonds may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assumes any responsibility for facilitating these sales.

FORWARD-LOOKING STATEMENTS

The following documents relating to Uruguay’s securities offered by this prospectus supplement may contain forward-looking statements:

•	this prospectus supplement;

•	the accompanying prospectus;

•	any amendment or supplement hereto; and

•	the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of these forward-looking statements in light of new information or future events, including changes in Uruguay’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. The information contained in this prospectus supplement identifies important factors that could cause such differences. Such factors include, but are not limited to:

•

adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•

adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

•

other adverse factors, such as climatic or political events, international hostilities and the effects of pandemics or epidemics and any subsequent mandatory regulatory restrictions or containment measures.

GENERAL INFORMATION

Due Authorization

Uruguay has authorized the creation and issue of the Bonds pursuant to Decree No. 350/023, dated November 1, 2023, of the Executive Power of the Republic of Uruguay and the corresponding resolution of the Ministry of Economy and Finance.

Litigation

Except as disclosed in this prospectus supplement (and any document incorporated by reference), during the twelve months preceding the date of this prospectus supplement, neither Uruguay nor any Uruguayan governmental agency is or has been involved in any litigation or arbitration or administrative proceedings or governmental proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) which may have, or have had in the recent past, significant effects on Uruguay’s financial position.

Listing

Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made to the London Stock Exchange for the Bonds to be admitted to trading on its ISM and its SBM. The ISM is not a regulated market for the purposes of MiFID II or UK MiFIR. No assurances can be given by Uruguay that such applications will be approved or that such listings will be maintained.

Validity of the Bonds

The validity of the Bonds will be passed upon for Uruguay by Counsel to the Ministry of Economy and Finance of Uruguay and by Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, special New York counsel to Uruguay.

The validity of the Bonds will be passed upon for the underwriters by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, United States counsel to the underwriters, and by Guyer & Regules, Plaza Independencia 811, 11100 Montevideo, Uruguayan counsel to the underwriters.

As to all matters of Uruguayan law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay, and Shearman & Sterling LLP may rely on the opinion of Guyer & Regules.

As to all matters of United States law, Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, and Guyer & Regules may rely on the opinion of Shearman & Sterling LLP. All statements with respect to matters of Uruguayan law in this prospectus supplement and the accompanying prospectus have been passed upon by Counsel to the Ministry of Economy and Finance of Uruguay and Guyer & Regules and are made upon their authority.

Significant Changes to Public Finance and Trading Position

Except as disclosed in this prospectus supplement (and any document incorporated by reference), since December 31, 2022, there have been no significant changes to the public finance and trade data of the Republic of Uruguay.

Where You Can Find More Information

Uruguay has filed the Registration Statement with the SEC. You may request copies of this document, including all amendments thereto, the accompanying prospectus, any documents incorporated by reference into the Registration Statement and the various exhibits to these documents, free of charge, by contacting the Office of the Representative of the Ministry of Economy and Finance of the Republic of Uruguay, 1913 I Street N.W., Lobby, Washington, D.C. 20006, United States.

Uruguay is not subject to the informational requirements of the Exchange Act. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the Registration Statement to which this prospectus supplement and the accompanying prospectus relate. When filed, these exhibits will be incorporated by reference into the Registration Statement. See “Incorporation by Reference” on page S-3 of this prospectus supplement. The annual reports, its amendments and the registration statement, including its various exhibits, are available to the public from the SEC’s website at http://www.sec.gov.

You may inspect copies of the Indenture and the forms of the Bonds during normal business hours on any weekday (except public holidays) at the offices of the trustee.

Clearing

The Bonds have been accepted for clearance through DTC, Euroclear and Clearstream. The codes are:

ISIN	CUSIP	Common Code
US760942BE11	760942 BE1	255072552

PROSPECTUS

República Oriental del Uruguay

Debt Securities

and/or

Warrants to Purchase Debt Securities

Uruguay may from time to time offer and sell its securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. Uruguay may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Uruguay may offer securities having an aggregate principal amount of up to US$5,817,198,438.66 (or the equivalent in other currencies) in the United States. The securities will be direct, general and unconditional foreign debt of Uruguay and will rank equal in right of payment among themselves and with all other unsubordinated foreign debt of Uruguay.

Uruguay may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

The trust indenture described in this prospectus contains collective action clauses with provisions regarding future modifications to the terms of debt securities issued thereunder that are described herein beginning on page 10. Under these provisions, which differ from the terms of Uruguay’s public foreign debt issued prior to the date hereof, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2023.

ABOUT THIS PROSPECTUS

This prospectus provides a general description of the securities Uruguay may offer under the “shelf” registration statement it has filed with the SEC. Each time Uruguay sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to Uruguay’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•

adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•

adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

•

other adverse factors, such as climatic or political events, international hostilities and global or national health considerations, including the outbreak of a pandemic or contagious disease, such as the coronavirus (“COVID-19”) pandemic.

DATA DISSEMINATION

On February 18, 2004, Uruguay became the 56th subscriber to the IMF’s Special Data Dissemination Standard or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.” For Uruguay, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org/Pages/SDDS/CtyCtgList.aspx?ctycode=URY. Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Uruguay will use the net proceeds from the sale of securities for the general purposes of the government of Uruguay, including but not limited to the refinancing, repurchase or retirement of domestic and external indebtedness of the government. Uruguay may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that Uruguay may offer. Each time Uruguay offers securities, Uruguay will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Uruguay will issue the debt securities under an indenture dated October 27, 2015 (as amended from time to time, the “indenture”) between Uruguay and The Bank of New York Mellon, as trustee. Uruguay has filed the indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•

if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Uruguay to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which Uruguay will make payments;

•	the authorized denominations;

•	a description of any index Uruguay will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the indenture.

Uruguay may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

Uruguay may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Uruguay may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. Uruguay will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

Uruguay is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated foreign debt (as defined below) of Uruguay for which the full faith and credit of Uruguay is pledged and will not have the benefit of any separate undertaking of other governmental entities (including Banco Central). The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated foreign debt of Uruguay. It is understood that this provision will not be construed so as to require Uruguay to make payments under the debt securities ratably with payments being made under any other foreign debt.

For this purpose, “foreign debt” means obligations of or guaranteed (whether by contract, statute, or otherwise) by Uruguay or Banco Central for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay.

Payment of Principal and Interest

Uruguay will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Global Securities” below.

Uruguay will arrange for payments to be made on any certificated debt securities to the registered holders of the debt securities on the specified payment dates. Uruguay may make such payments by wire transfer or by check mailed to the holder’s registered address.

If any date for an interest or principal payment on a debt security is a day on which banking institutions in New York City (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed, Uruguay will make the payment on the next New York City (or city where the relevant paying or transfer agent is located) banking day. No interest on the debt securities will accrue as a result of this delay in payment.

If any money that Uruguay pays to the trustee or to any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay on Uruguay’s written request. Uruguay will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Uruguay’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the securities. See “—Limitation on Time for Claims” below.

Additional Amounts

All payments by Uruguay in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Uruguay, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), Uruguay will pay such additional amounts (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

•

imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Uruguay other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

•

imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with Uruguay, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that Uruguay or Uruguay’s agent has provided the holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction;

•

imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on the last date of such 30-day period; or

•

in respect of any taxes, duties, assessments or other governmental charges imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended as of the issue date (or any amended or successor version that is substantively comparable) (the “Code”) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law, regulation, rule or practice adopted pursuant to any such intergovernmental agreement or pursuant to any treaty or convention implementing such Sections of the Code.

As used in this paragraph, “relevant date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the indenture.

No additional amounts will be payable in respect of any security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Uruguay will pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the debt securities. Uruguay will also indemnify the holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of Uruguay under the debt securities following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal of or interest on the debt securities will include any additional amounts payable by Uruguay in respect of such principal or interest.

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, Uruguay will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Uruguay or repayable before maturity at the option of the holder. Nevertheless, Uruguay may at any time repurchase the debt securities at any price in the open market or otherwise. Uruguay may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

Uruguay has agreed that as long as any of the debt securities remain outstanding or any amount payable by Uruguay under the indenture remains unpaid, Uruguay will not grant or allow any lien to be placed on its assets or revenues or the assets or revenues of Banco Central as security for any of its public foreign debt, unless it contemporaneously grants or allows a lien that provides security on the same terms for Uruguay’s obligations under the debt securities.

For this purpose:

•

“lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the indenture becomes effective or at any time thereafter; and

•

“public foreign debt” means any foreign debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

However, Uruguay may grant or agree to certain permitted types of liens, as described below:

•

any lien on property to secure public foreign debt arising in the ordinary course of business to finance export, import or other trade transactions, which matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which that public foreign debt was originally incurred;

•

any lien on property to secure public foreign debt that was incurred solely for the purpose of financing Uruguay’s acquisition of the property (or, in the case of public foreign debt guaranteed by Uruguay, acquisition by the relevant debtor);

•

any lien on property arising by operation of law in connection with public foreign debt, including any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions;

•	any lien existing on property at the time of acquisition;

•	any lien in existence as of the issue date of the relevant series of debt securities; and

•

any lien securing public foreign debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the holders of the public foreign debt agree to limit their recourse to the assets and revenues of project as the principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

Events of Default

Each of the following is an event of default under any series of debt securities:

1. Non-Payment: Uruguay’s failure for a period of 30 consecutive days to make a payment of principal or interest when due on any debt security of that series; or

2. Breach of Other Obligations: The failure for a period of 60 days following written notice to Uruguay by the trustee or holders representing 25% of the outstanding debt securities of that series to remedy the failure by Uruguay to observe or perform any of the covenants or agreements provided in the debt securities of that series or the indenture (other than a non-payment default); or

3. Cross Default:

•

Uruguay fails to make a payment when due or within the applicable grace period on public foreign debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies);

•

Any public foreign debt of Uruguay issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies) is accelerated due to an event of default, unless the acceleration is rescinded or annulled; or

4. Moratorium: Uruguay or certain courts declare a general suspension of payments or a moratorium on payment of Uruguay’s public foreign debt issued, or amended as to payment terms, on or after April 10, 2003; or

5. Validity:

•

The validity of the debt securities of that series is contested in certain formal proceedings by Uruguay or by any governmental entity of Uruguay that has the legal power to contest the validity of the securities;

•	Uruguay denies any of its obligations to the holders of that series under the debt securities or the indenture; or

•

A legislative or constitutional measure or a final decision by a court in Uruguay purports to render any material provision of the debt securities of that series invalid or to prevent or delay the performance of any of Uruguay’s material obligations under the securities; or

6. Failure of Authorizations: Any law, regulation or governmental authorization necessary for Uruguay to perform its material obligations under the debt securities of that series ceases to be in full force and effect or is modified in a manner that adversely affects the rights or claims of any of the holders; or

7. Judgments: Any of several special types of judgments is levied against all or any substantial part of the assets of Uruguay in connection with a monetary judgment exceeding US$60,000,000 (or its equivalent in other currencies) and Uruguay does not adequately satisfy, bond, contest in good faith, or receive a stay of execution in respect of, such judgment within 45 days; or

8. Illegality: Any applicable law, rule or regulation is adopted which would make it unlawful for Uruguay to comply with its obligations described in “Additional Amounts” above; or

9. IMF Membership: Uruguay ceases to be a member of the IMF.

If any of the above events of default occurs and is continuing with respect to debt securities of any series, holders of such debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all the debt securities of that series to be due and payable immediately by giving written notice to Uruguay with a copy to the trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received by or on behalf of Uruguay, unless Uruguay has remedied the event or events of default prior to receiving the notice.

Holders of debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

•

following the declaration that the principal of the debt securities of that series has become due and payable immediately, Uruguay deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured, remedied or waived.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for debt securities of any series has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of such debt securities. With the exception of a suit brought by a holder on or after the stated maturity date to enforce the absolute right to receive payment of the principal of and interest on the debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to such series of debt securities has occurred and is continuing, (2) holders of at least 25% of the aggregate principal amount outstanding of debt securities of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity or other security satisfactory to the trustee, and (3) 60 days have passed since the trustee received the notice, request and provision of indemnity or other security, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of such debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments, and Waivers—Collective Action

Uruguay may call a meeting of holders of debt securities of any series at any time regarding the indenture or the debt securities of the series. Uruguay will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Uruguay or the trustee will call a meeting of holders of debt securities of any series if the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding have delivered a written request to Uruguay or the trustee (with a copy to Uruguay) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Uruguay will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. Uruguay will set the procedures governing the conduct of the meeting and if additional procedures are required, Uruguay, in consultation with the trustee, will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. Uruguay will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Uruguay.

The holders of a series of debt securities may generally approve any proposal by Uruguay to modify or take action with respect to the indenture or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the indenture may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by Uruguay that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	change the currency or place of payment of any amount payable ;

•	modify Uruguay’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Uruguay or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without your consent as long as the change is approved, pursuant to one of the three following modification methods by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of debt securities issued under the indenture dated as of May 29, 2003 between Uruguay, as issuer, Banco Central del Uruguay, as financial agent and The Bank of New York Mellon (formerly, The Bank of New York), as trustee (the “2003 indenture”) (“2003 debt securities”) are outstanding, if Uruguay certifies to the trustee and to the trustee under the 2003 indenture that a cross-series modification is being sought simultaneously with a “2003 indenture reserve matter modification,” the 2003 debt securities affected by such 2003 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if Uruguay seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2003 debt securities affected by the 2003 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2003 debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as though those 2003 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2003 debt securities, shall be governed exclusively by the terms and conditions of those 2003 debt securities and by the 2003 indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2003 debt securities pursuant to the amendment and modification provisions of such 2003 debt securities.

Uruguay may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

“2003 indenture reserve matter modification” means any modification to a reserve matter affecting the terms and conditions of one or more series of the 2003 debt securities, pursuant to the 2003 indenture.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Uruguay will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Uruguay’s economic and financial circumstances that are in Uruguay’s opinion, relevant to the request for the proposed modification, a description of Uruguay’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Uruguay shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Uruguay’s proposed treatment of foreign debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Uruguay is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of debt securities has approved any amendment, modification or change to, or waiver of, debt securities or the indenture, or whether the required percentage of holders of debt securities of any series has delivered a notice of acceleration of such debt securities, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Uruguay or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality, except that (x) debt securities held by Uruguay or any public sector instrumentality of Uruguay or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Uruguay or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of the central government of Uruguay, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Uruguay and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture (as it refers to such series) or such debt securities for the purpose of:

•	adding to Uruguay’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of Uruguay’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•

amending the debt securities of that series or the indenture in any manner that Uruguay and the trustee may determine and that does not materially adversely affect the interest of any holders of the debt securities of that series;

•	correcting a manifest error of a formal, minor or technical nature; or

•	conforming the provisions of the debt securities of that series to the description of such debt securities in the related prospectus or prospectus supplement.

Further Issues of Debt Securities

Uruguay may from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, (b) in a “qualified reopening” of the debt securities; or (c) with less than a de minimis amount of original issue discount, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

If Uruguay issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Uruguay will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Uruguay may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Uruguay and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions Uruguay may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and will not constitute indebtedness of Uruguay.

Global Securities

The Depository Trust Company, or DTC, Euroclear Bank SA/NV, or Euroclear, and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Uruguay nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Uruguay may issue warrants or debt securities of a series in whole or in part in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Uruguay refers to the intangible securities represented by a global security as “book-entry” securities.

Uruguay will deposit any global security it issues with a clearing system or its nominee. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Uruguay and the trustee run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once Uruguay arranges for payments to be made to the registered holder, Uruguay will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Uruguay to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Uruguay.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

The Clearing Systems

The following description reflects Uruguay’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. Uruguay has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg. These systems could change their rules and procedures at any time, and Uruguay takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or

Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Unless otherwise specified in a prospectus supplement, Uruguay will issue securities in certificated form only if:

•

the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Uruguay does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the securities represented by global securities; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

Any Certificated Securities issued under these circumstances shall be in registered form.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Uruguay or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agents; Transfer Agents; Registrar

Uruguay may appoint paying agents, transfer agents and a registrar with respect to each series of securities, which will be listed at the back of the relevant prospectus supplement. Uruguay may at any time appoint new paying agents, transfer agents and registrars with respect to a series. Uruguay, however, will at all times maintain a principal paying agent, a transfer agent and a registrar in New York City. Uruguay will give prompt notice to all holders of securities of any future appointment or any resignation or removal of any paying agent, transfer agent or registrar or of any change by any paying agent, transfer agent or registrar in any of its specified offices.

Notices

Uruguay will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. Uruguay will consider any mailed notice to have been given five business days after it has been sent. Uruguay will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

Uruguay will also publish notices to the holders (a) in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the securities are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, Uruguay will publish such notices in a leading English language daily newspaper with general circulation in Europe. Uruguay will consider any published notice to be given on the date of its first publication.

Limitation on Time for Claims

Claims against Uruguay for the payment of principal or interest on the securities (including additional amounts) must be made within four years after the date on which such payment first became due, or a shorter period if provided by law.

Governing Law

The securities and the indenture are governed by, and will be interpreted according to, the law of the State of New York unless otherwise specified in any series of securities, except that all matters related to the consent of holders and any modifications to the indenture or the securities will always be governed by and construed in accordance with the law of the State of New York.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The securities and the indenture provide that Uruguay will appoint and maintain at all times as its process agent CT Corporation System, with an office on the date of this Prospectus at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the securities and the indenture in a New York state or federal court sitting in New York City, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City.

The process agent will receive on behalf of Uruguay and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except such actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. This service may be made by mailing or delivering a copy of this process to Uruguay at the address specified above for the process agent. Uruguay authorizes and directs the process agent to accept such service on its behalf.

Uruguay also will consent (as an alternative) to the service of process in any actions or proceedings, except such actions arising out of U.S. federal or state securities laws, in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in the indenture.

In addition, the trustee or, in actions permitted to be taken by the holders, the holders of securities may serve legal process in any other manner permitted by law and bring any action or proceeding against Uruguay or its property in the competent courts of other proper jurisdictions pursuant to applicable law.

Uruguay is a foreign sovereign state. Consequently, it may be difficult for the trustee or the holders of securities to obtain judgments from courts in the United States or elsewhere against Uruguay. Furthermore, it may be difficult for the trustee or holders to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Uruguay.

In connection with any legal action relating to the securities, Uruguay will:

•

submit to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the securities; and

•

agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of Uruguay.

To the extent that Uruguay has or may acquire or have attributed to it any immunity under any law (including, to the fullest extent permitted, under Uruguayan law), Uruguay will waive that immunity in respect of any claims or actions regarding its obligations under the securities, except that Uruguay will not waive immunity from attachment prior to judgment and attachment in aid of execution under Uruguayan law. Uruguay agrees that this waiver shall be to the fullest extent permitted under the United States Foreign Sovereign Immunities Act of 1976 and is intended to be irrevocable for purposes of that law.

Uruguay reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to actions brought against it under United States federal securities laws or any state securities laws, and Uruguay’s appointment of the process agent will not extend to such actions. Without a waiver of immunity by Uruguay with respect to such actions, it would be impossible to obtain a United States judgment in an action against Uruguay unless a court were to determine that Uruguay is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to that action. However, even if a United States judgment could be obtained in an action under the Foreign Sovereign Immunities Act, it may not be possible to enforce in Uruguay a judgment based on that United States judgment.

Uruguay will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the securities, the posting of any security or the furnishing, directly or indirectly, of any other security.

A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:

(a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or

(b) if such judgment:

•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.

Indemnification for Foreign Exchange Rate Fluctuations

Uruguay’s obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Uruguay agrees to pay the difference. The holder, however, agrees to reimburse Uruguay for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Uruguay is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Uruguay for any excess.

TAXATION

The following discussion provides a general summary of certain Uruguayan and U.S. federal income tax considerations that may be relevant to you if you purchase, own or sell the debt securities. This summary is based on tax laws, regulations, rulings and decisions in effect on the date of this prospectus. All of these laws and authorities are subject to change, and any change could be effective retroactively. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein. Additional information may be included in the prospectus supplement with respect to a series of the securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities.

Uruguayan Taxation

Under existing laws and regulations of Uruguay, if you are not a resident of Uruguay for tax purposes, the principal and interest payments that you receive on the debt securities will be exempt from taxation in Uruguay.

Uruguay will make all principal and interest payments on the debt securities without withholding or deducting any Uruguayan taxes. If the law requires Uruguay to withhold or deduct taxes, Uruguay will pay you any additional amounts necessary to ensure that you receive the same amount as you would have received without the withholding or deduction. For more information, see “Description of the Securities—Additional Amounts.”

United States Federal Taxation

The following is a summary of certain U.S. federal tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations, or Treasury Regulations, promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date of this prospectus and all of which are subject to change or to different interpretations, possibly with retroactive effect. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of investors, such as brokers or dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities classified as partnerships or partners therein, individuals present in the U.S. for more than 182 days in a taxable year, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special timing rules prescribed under section 451(b) of the Code or other aspects of United States federal, state or local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

U.S. Holders

In general, a U.S. holder who holds the debt securities or owns a beneficial interest in the debt securities will be subject to U.S. federal income taxation. You are a “U.S. holder” if you are a beneficial owner of debt securities that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities. If you are a U.S. holder, interest on the debt securities will be considered ordinary interest income at the time such payments are accrued or are received (in accordance with the method of accounting you use for tax purposes). It is expected, and this discussion assumes, that debt securities will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In the event the debt securities are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, on a constant-yield basis over the life of the debt securities before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

If you are a U.S. holder, when you sell, exchange or otherwise dispose of debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (except any amounts attributable to accrued but unpaid interest, which will be subject to tax as such) and your tax basis in the debt securities. You will generally recognize gain or loss on principal payments on a pro rata basis as principal payments are made. Your tax basis in a debt security generally will equal the cost of the debt security to you, reduced by amounts attributable to payments of principal previously received in respect of such debt security. If you are an individual and the debt security being sold, exchanged or otherwise disposed of is held for more than one year, you may be eligible for reduced rates of taxation on any capital gain realized. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders

Under current U.S. federal income tax law, if you are a beneficial owner of debt securities that is an individual, corporation, estate or trust that is not a U.S. holder (a “non-U.S. holder”), the interest that you receive on the debt securities generally will be exempt from U.S. federal income tax, including withholding tax, and any gain you realize on a sale or exchange of the debt securities generally will be exempt from U.S. federal income tax, including withholding tax. A debt security held by an individual holder who at the time of death is a non-resident alien will not be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns may also be required to be filed with the IRS in connection with payments made on the debt securities. If you are a United States person (as defined in the Code), you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number and certify that you are not subject to backup withholding. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certain certification procedures.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Terms of Sale

Uruguay will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to Uruguay from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Uruguay may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from Uruguay for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Uruguay in the ordinary course of business.

Method of Sale

Uruguay may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If Uruguay uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Uruguay may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

Uruguay may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions Uruguay may pay those agents.

In compliance with applicable guidelines of the Financial Industry Regulatory Authority or “FINRA,” the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to the applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of the applicable prospectus supplement.

Uruguay may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, Uruguay may offer the securities to holders of other securities issued or guaranteed by Uruguay as consideration for Uruguay’s purchase or exchange of the other securities, including as part of a reprofiling of Uruguay’s public debt. Uruguay may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

Uruguay will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Uruguay cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Uruguay offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of, or supplied by, Uruguay or one of Uruguay’s agencies or instrumentalities relies on the authority of such publication as a public official document of Uruguay. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that Uruguay has filed with the SEC (of which this prospectus is a part) is included as an official public statement made on the authority of Ms. Azucena Arbeleche, the Minister of Economy and Finance of Uruguay.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:

For Uruguay:

•	as to all matters of Uruguayan law, Counsel to the Ministry of Economy and Finance of Uruguay; and

•	as to all matters of U.S. law, Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to Uruguay or any other counsel to Uruguay named in the applicable prospectus supplement.

For the underwriters, if any:

•	as to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement; and

•	as to all matters of Uruguayan law, any Uruguayan counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Uruguayan law:

•

Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement, may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay; and

•	Any U.S. counsel to the underwriters may rely on the opinions of Counsel to the Ministry of Economy and Finance of Uruguay and any Uruguayan counsel to the underwriters.

As to all matters of U.S. law:

•

Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement; and

•	Any Uruguayan counsel to the underwriters may rely on the opinion of any U.S. counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Uruguay in the United States is Andrés Augusto Durán Hareau, the Uruguayan Chargé d’affaires ad interim in the United States of America, whose address is 1913 I Street N.W., Lobby, Washington, D.C. 20006.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that Uruguay filed with the U.S. Securities and Exchange Commission. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

Uruguay is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Any filings that Uruguay makes electronically are available to the public over the Internet at the SEC’s website (www.sec.gov). Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Incorporated documents are considered part of this prospectus. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2022 filed with the SEC on June 15, 2023 (File No. 333-07128) (the “2022 Annual Report”);

•	Amendment No. 1 on Form 18-K/A to the 2022 Annual Report, filed with the SEC on July 5, 2023 (File No. 333-07128); and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.

Later information that Uruguay files with the SEC will update and supersede earlier information that it has filed.

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

República Oriental del Uruguay

c/o Debt Management Unit

Colonia 1089—Third Floor

11100 Montevideo

República Oriental del Uruguay

Fax No.: +598-2-1712-2688

Telephone No.:+598-2-1712-2785

Attention: Debt Management Unit

Website*: www.gub.uy/

*

Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on this website, and its contents are not intended to be incorporated by reference into this prospectus.

THE ISSUER

República Oriental del Uruguay

c/o Ministry of Economy and Finance

Colonia 1089—Third Floor

11100 Montevideo

Uruguay

TRUSTEE, REGISTRAR,

TRANSFER AGENT AND

PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

United States of America

LEGAL ADVISORS

To Uruguay as to U.S. law: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 United States	To Uruguay as to Uruguayan law: Dra. Gabriela Tobías Pedronzo Counsel to the Ministry of Economy and Finance of the Republic of Uruguay Colonia 1089 11100 Montevideo Uruguay

To the underwriters as to U.S. law: Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 United States	To the underwriters as to Uruguayan law: Guyer & Regules Plaza Independencia 811 11100 Montevideo Uruguay

República Oriental del Uruguay